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                                                                     EXHIBIT 2.1


     DISTRIBUTION AGREEMENT, dated as of February 11, 1994, by and between ITT CORPORATION, a Delaware corporation ("ITT"), and ITT RAYONIER INCORPORATED, a North Carolina corporation ("Rayonier").

           WHEREAS, the Board of Directors of ITT has determined that it is appropriate and desirable to distribute to the holders of shares of Common Stock, par value $1.00 per share, of ITT (the "ITT Common Stock") and Cumulative Preferred Stock, without par value, $2.25 Convertible Series N of ITT (the "ITT Series N Preferred Stock") all the outstanding Common Shares of Rayonier (the "Rayonier Common Shares"); and

           WHEREAS, ITT and Rayonier have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and to set forth other agreements that will govern certain other matters following such distribution.

           NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01    GENERAL

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      AAA:  As defined in Article V.

      ACTION: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

      AFFILIATE: as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

      AGENT:  As defined in Section 2.01 (a).

      ANCILLARY AGREEMENTS: this Agreement and the following other agreements, each of which is between ITT or an ITT Subsidiary and Rayonier or a Rayonier Subsidiary and a copy of each of which is attached hereto as an exhibit as designated: the Administrative Services Agreement (Exhibit A), the Employee Benefit Services and Liability Agreement





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(Exhibit B), the Tax Allocation Agreement (Exhibit C) and the Canadian Assets
Purchase Agreement (Exhibit D).

      CODE: the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including any successor legislation.

      COMMISSION:  as defined in Section 4.02(b).

      DISTRIBUTION: the distribution on the Distribution Date to holders of record of shares of ITT Common Stock and ITT Series N Preferred Stock as of the Distribution Record Date of the Rayonier Common Shares owned by ITT on the basis of one Rayonier Common Share for each outstanding four shares of ITT Common Stock and one Rayonier Common Share for each outstanding 3.1595 shares of ITT Series N Preferred Stock.

      DISTRIBUTION DATE: February 28, 1994 or such other date as may hereafter be determined by ITT's Board of Directors as the date as of which the Distribution shall be effected.

      DISTRIBUTION RECORD DATE: February 24, 1994 or such other date as may hereafter be determined by ITT's Board of Directors as the record date for the Distribution.

      EFFECTIVE TIME:  11:59 p.m., New York time, on the Distribution Date.

      ENVIRONMENTAL LAWS: laws, ordinances, codes, standards, administrative rulings, regulations or guidances of any Federal, provincial, state or local governmental authority relating to, and common law causes of action, such as trespass and nuisance, based on, (i) the emission, discharge, release or threatened release of Hazardous Substances into the environment (including, without limitation, the air, surface water, ground water, land or subsurface strata) or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

      FENCOURT LOSSES: claims paid and expenses reasonably incurred by Fencourt Reinsurance Company, Ltd., a Bermuda company and an ITT Subsidiary engaged in the reinsurance business, and any successors thereto or assigns thereof after the date hereof, which claims are paid or expenses incurred under policies effective after January 1, 1986 involving the Rayonier Business or the SWP Business and arise out of or are based upon Environmental Laws.

      GHP: GHP Leasing Company, a Delaware corporation (formerly known as Grays Harbor Paper Company), jointly owned by Rayonier and International Paper Company.

      HAZARDOUS SUBSTANCES: pollutants, contaminants or hazardous or toxic substances, materials or wastes, including, but not limited to, those defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as





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amended, the Resource Conservation and Recovery Act, as amended, the Toxic
Substances Control Act, as amended, petroleum, including crude oil or any fraction thereof, and those substances regulated under any applicable law due to their known or suspected ability to cause harm to human health or the environment.

      INDEMNIFIABLE LOSSES: any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, Fencourt Losses, reasonable attorney's fees and any and all expenses whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions).

      INDEMNIFYING PARTY:  As defined in Section 3.03.

      INDEMNITEE:  As defined in Section 3.03.

      INSURANCE ACTIONS:  As defined in Section 2.09(b).

      INSURANCE RECOVERY:  As defined in Section 2.09(b).

      INFORMATION STATEMENT: the Information Statement sent to the holders of shares of ITT Common Stock and ITT Series N Preferred Stock in connection with the Distribution.

      ITT: ITT Corporation, a Delaware corporation and its predecessor Maryland corporation.

      ITT AGENT: any individual retained as a consultant, agent, advisor or independent contractor by ITT or any ITT Subsidiary on, before or following the Distribution Date, but only during the time such individual was or is retained by ITT or any ITT Subsidiary.

      ITT EMPLOYEE: any individual employed by ITT or any ITT Subsidiary on, before or following the Distribution Date, but only during the time such individual was or is employed by ITT or any ITT Subsidiary.

      ITT INDEMNITEES: ITT, each of its directors, officers, employees and agents, each Affiliate of ITT and each of the heirs, executors, successors and assigns of any of the foregoing.

      ITT LIABILITIES: collectively, (i) all the Liabilities of ITT and ITT Subsidiaries under any of the Ancillary Agreements, (ii) all the Liabilities (whenever arising whether prior to, on or following the Effective Time) arising out of or in connection with or otherwise relating to the management or conduct of any business conducted by ITT or any ITT Subsidiary in the past, at the date hereof or in the future (other than the Rayonier Business and the SWP Business), including without limitation, the products made, sold or distributed by, and the operations of, ITT or any ITT Subsidiary prior to, on or following the Distribution Date, the former, present or future assets of ITT or any such ITT





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Subsidiary or the former, present or future ITT Agents or ITT Employees (but only with respect to the time any such Subsidiary or individual was an ITT Subsidiary, ITT Agent or ITT Employee, respectively), and (iii) all the Liabilities arising out of or based upon any untrue statement of material fact contained in any portion of the Information Statement other than any portion of the Information Statement set forth on Schedule 1.01, or the omission or alleged omission to state in any such portion a material fact required to be stated therein or necessary in order to make the statements made therein, in light of circumstances under which they were made, not misleading.

      ITT RECORDS:  As defined in Section 4.01(a).

      ITT SUBSIDIARY: any entity which is or was a Subsidiary of ITT on or at any time before the Distribution Date (including without limitation Eason Oil Company and its Subsidiaries, Carbon Industries, Inc. and its Subsidiaries and Pennsylvania Glass Sand Corporation and its Subsidiaries, but not including Rayonier, any Rayonier Subsidiary or SWP), and any Subsidiary of ITT which may thereafter be organized or acquired, but only during the time such entity was or is an ITT Subsidiary.

      LIABILITIES: any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking. Without limiting the generality of the foregoing, "Liabilities" specifically includes any debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, under any Environmental Law.

      RAYONIER: ITT Rayonier Incorporated, a North Carolina corporation to be renamed "Rayonier Inc." in connection with the Distribution, and its predecessor Delaware corporation.

      RAYONIER AGENT: any individual retained as a consultant, agent, advisor or independent contractor by Rayonier or any Rayonier Subsidiary on, before or following the Distribution Date, but only during the time such individual was or is retained by Rayonier or any Rayonier Subsidiary.

      RAYONIER BUSINESS: the forest products and market pulp businesses and any other businesses conducted by Rayonier or any Rayonier Subsidiary in the past, at the date hereof or in the future, and any forest products or market pulp business actually conducted by any ITT Subsidiary with the active participation of Rayonier management.





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      RAYONIER EMPLOYEE:  any individual employed by Rayonier or any Rayonier
Subsidiary on, before or following the Distribution Date, but only during the time such individual was or is employed by Rayonier or any Rayonier Subsidiary.

      RAYONIER INDEMNITEES: Rayonier, each of its directors, officers, employees and agents, each Affiliate of Rayonier and each of the heirs, executors, successors and assigns of any of the foregoing.

      RAYONIER LIABILITIES: collectively, (i) all the Liabilities of Rayonier and Rayonier Subsidiaries under any of the Ancillary Agreements, (ii) all the Liabilities (whenever arising whether prior to, on or following the Effective
Time) arising out of or in connection with or otherwise relating to the management or conduct of the Rayonier Business in the past, at the date hereof or in the future, including without limitation, the products made, sold or distributed by, and the operations of, Rayonier, GHP or any Rayonier Subsidiary prior to, on or following the Distribution Date, the former, present or future assets of Rayonier, GHP or any Rayonier Subsidiary or the former, present or future Rayonier Agents and Rayonier Employees (but only with respect to the time any such Subsidiary or individual was a Rayonier Subsidiary, Rayonier Agent or Rayonier Employee, respectively), and (iii) all the Liabilities arising out of or based upon any untrue statement of material fact contained in any portion of the Information Statement set forth on Schedule 1.01 or the omission or alleged omission to state in any such portion a material fact required to be stated therein or necessary in order to make the statements made therein, in light of circumstances under which they were made, not misleading.

      RAYONIER RECORDS:  As defined in Section 4.01(b).

      RAYONIER SUBSIDIARY: any entity which is or was a Subsidiary of Rayonier at any time on or before the Distribution Date (including without limitation Rayonier Timberlands, L.P. and Rayonier Timberlands Operating Company, L.P., but not including Pennsylvania Glass Sand Corporation and its Subsidiaries or SWP), and any Subsidiary of Rayonier which may thereafter be organized or acquired, but only during the time such entity was or is a Rayonier Subsidiary.

      SUBSIDIARY: any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

      SWP: Southern Wood Piedmont Company, the current Subsidiary of Rayonier, and all of its predecessors, including Southern Wood Piedmont Company, the former Subsidiary of ITT, and all of its predecessors and associated companies, any past present or future Subsidiary of any of the foregoing companies, and any other companies or





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entities engaged in the SWP Business at any time which, directly or indirectly, are or were wholly or partly owned by or otherwise belonged to ITT.

      SWP AGENT: any individual retained as a consultant, agent, advisor or independent contractor by SWP or any Subsidiary of SWP on, before or following the Distribution Date, but only during the time such individual was or is retained by SWP or any Subsidiary of SWP.

      SWP BUSINESS: the wood preserving business of SWP and any successors thereto or assigns thereof after the date hereof.

      SWP EMPLOYEE: any individual employed by SWP or any Subsidiary of SWP on, before or following the Distribution Date, but only during the time such individual was or is employed by SWP or any Subsidiary of SWP.

      SWP LIABILITIES: all the Liabilities (whenever arising whether prior to, on or following the Effective Time) arising out of or in connection with or otherwise relating to the management or conduct of the SWP Business in the past, at the date hereof or in the future, including without limitation, the products made, sold or distributed by, the plants, properties and equipment owned or used by, the operations of, and all other past, present or future assets of, the SWP Business, or the former, present or future SWP Agents and SWP Employees (but only with respect to the time any such individual was a SWP Agent or SWP Employee).

      THIRD PARTY CLAIM:  As defined in Section 3.04.

SECTION 1.02    REFERENCES

      References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.


                                  ARTICLE II

                    DISTRIBUTION AND RELATED TRANSACTIONS

SECTION 2.01 THE DISTRIBUTION. On the Distribution Date, the following transactions shall occur:

      (a) Stock Dividend to ITT. Rayonier shall issue to ITT as a stock dividend a number of Rayonier Common Shares certified by ITT's distribution agent, ITT Corporate Stock Services (the "Agent"). In connection therewith ITT shall deliver to Rayonier for cancellation the share certificate currently held by it representing 79 Common Shares and





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shall receive a new certificate representing the total number of Rayonier
Common Shares to be owned by ITT after giving effect to such stock dividend.

      (b) Amendment to Rayonier Articles of Incorporation. Rayonier shall have filed with the Secretary of State of North Carolina an amendment to its Articles of Incorporation to change its name to "Rayonier Inc."

      (c) Rayonier Directors. All existing directors of Rayonier shall have submitted their written resignations. ITT as the sole shareholder of Rayonier on and prior to the Distribution Date shall have taken action by written consent in lieu of the 1994 Annual Meeting of Shareholder of Rayonier to elect to Rayonier's Board of Directors the individuals identified in the Information Statement as Rayonier directors for the terms specified in the Information Statement.

      (d) Delivery of Shares to Agent. ITT shall deliver to the Agent the share certificate representing Rayonier Common Shares issued to ITT by Rayonier pursuant to Section 2.01(a) and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Rayonier Common Shares to holders of record of shares of ITT Common Stock and ITT Series N Preferred Stock on the Distribution Record Date. Rayonier shall provide all share certificates that the Agent shall require in order to effect the Distribution.

SECTION 2.02    CERTAIN FINANCIAL ARRANGEMENTS

      (a) Intercompany Accounts. All intercompany receivables and payables (other than receivables and payables otherwise specifically provided for in any of the Ancillary Agreements) between Rayonier or any Rayonier Subsidiary, on the one hand, and ITT or any ITT Subsidiary, on the other hand, shall, as of the Effective Time, be settled or converted into ordinary trade accounts, as may be agreed in writing prior to the Effective Time by duly authorized representatives of ITT and Rayonier.

      (b) Operations in Ordinary Course. Each of ITT and Rayonier covenants and agrees that, except as otherwise provided in any Ancillary Agreement, during the period from the date of this Agreement through the Distribution Date, it will, and will cause any entity which is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the administration of accounts receivable, the purchase of capital assets and equipment and the management of inventories.

SECTION 2.03    ASSIGNMENT OF PATENTS.

      Prior to or on the Distribution Date, ITT shall, or shall cause an ITT Subsidiary to, assign to Rayonier or a Rayonier Subsidiary, as directed by Rayonier, all right, title and interest to all letters patent and applications therefor in any country owned by ITT or any





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ITT Subsidiary which originated from Rayonier or any Rayonier Subsidiary, including without limitation the patents set forth on Exhibit E hereto.

SECTION 2.04    ASSUMPTION AND SATISFACTION OF LIABILITIES

      Except as otherwise set forth in any Ancillary Agreement, from and after the Effective Time, (a) ITT shall, and shall cause the ITT Subsidiaries to, pay, perform and discharge in due course all ITT Liabilities and (b) Rayonier shall, and shall cause the Rayonier Subsidiaries and SWP to, assume, pay, perform, and discharge in due course all Rayonier Liabilities and all SWP Liabilities.

SECTION 2.05    RESIGNATIONS

      ITT shall cause all ITT Employees to resign, effective as of the Effective Time, from all positions as officers of Rayonier or as officers or directors of any Rayonier Subsidiary in which they serve. Rayonier shall cause all Rayonier Employees to resign, effective as of the Effective Time, from all positions as officers of any ITT division or as officers or directors of any ITT Subsidiary in which they serve.

SECTION 2.06    FURTHER ASSURANCES

      In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the other Ancillary Agreements or to vest Rayonier with full title to all properties, assets, rights, approvals, immunities and franchises pertaining to the Rayonier Business and the SWP Business, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, ITT and the ITT Subsidiaries and Rayonier and the Rayonier Subsidiaries shall use their reasonable best efforts, and Rayonier will cause SWP to use its reasonable best efforts, to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements, including, without limitation, all applicable regulatory filings.

SECTION 2.07    NO REPRESENTATIONS OR WARRANTIES

      Each of the parties hereto understands and agrees that, except as otherwise expressly provided, no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency.

SECTION 2.08    GUARANTEES.

      ITT and Rayonier shall use their best efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, ITT or any ITT Subsidiary removed as guarantor of or obligor for indebtedness or obligations for which Rayonier,





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any Rayonier Subsidiary or SWP is primarily liable.  Any such indebtedness or obligation of Rayonier, a Rayonier Subsidiary or SWP guaranteed by ITT shall be considered a "Rayonier Liability" for purposes of this Agreement.

SECTION 2.09    PENDING ACTIONS

      (a) At all times from and after the Distribution Date, each of Rayonier and ITT shall use reasonable efforts to make available to the other upon written request its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action (including without limitation the Insurance Actions referred to in Section 2.09(b)) in which the requesting party may from time to time be involved (without reimbursement for such persons' salaries).

      (b) The parties recognize that ITT, certain ITT Subsidiaries, Rayonier and SWP are currently engaged in Actions (the "Insurance Actions") relating to the liability of their insurance carriers to indemnify them for damages and remediation costs associated with past discharges or emissions into the environment. The first Insurance Action, seeking indemnification, was brought by ITT Fluid Technology Corporation as plaintiff in the Superior Court, Los Angeles County, California against the carriers, and the insurance carriers are contesting jurisdiction in that court. The insurance carriers in turn have brought another Insurance Action as plaintiffs for declaratory judgment in the Court of Common Pleas of Cuyahoga County, Ohio, naming the plaintiffs in the California action and others as defendants. Rayonier will not pay any of ITT's attorneys fees in either such Insurance Action or any Actions relating to similar issues which may hereafter be brought to which ITT and/or any ITT Subsidiaries are parties. Any recovery by ITT relating to any such Action, whether received pursuant to court order, settlement or otherwise (herein called the "Insurance Recovery") shall be shared by ITT with Rayonier on such basis as ITT, in its sole discretion, shall determine taking into account the following factors: (i) the gross dollar amount of claims by SWP and Rayonier as opposed to claims by ITT or any ITT Subsidiary, (ii) the legal fees ITT has expended in obtaining the Insurance Recovery and (iii) the relative strength under California law of insurance company defenses regarding claims by SWP and Rayonier as compared to claims by ITT or any ITT Subsidiary.

SECTION 2.10    CERTAIN POST-DISTRIBUTION TRANSACTIONS

      (a)(i) ITT shall comply with each representation and statement made, or to be made, to Cravath, Swaine & Moore in connection with such firm's rendering an opinion to ITT and Rayonier as to certain tax aspects of the Distribution and (ii) until February 28, 1996 ITT will maintain its status as a company engaged in the active conduct of a trade or business, as defined in
Section 355(b) of the Code.

      (b)(i) Rayonier shall comply with each representation and statement made, or to be made, to Cravath, Swaine & Moore in connection with such firm's rendering an opinion





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to ITT and Rayonier as to certain tax aspects of the Distribution and (ii)
until February 28, 1996 Rayonier will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

      (c) ITT represents and warrants to Rayonier, and Rayonier represents and warrants to ITT, that it has no present intention to take any action prohibited to it by this Section 2.10.

SECTION 2.11    AFFILIATION AND IDENTIFICATION INDICATIONS

      Except as otherwise hereafter provided, (1) any material of any kind existing on the Distribution Date which implicitly or explicitly indicates any affiliation or connection between ITT or an ITT Subsidiary and Rayonier or a Rayonier Subsidiary or SWP may be used by ITT or said ITT Subsidiary and Rayonier or said Rayonier Subsidiary or SWP only for a period of one year after the Distribution Date, and (2) any material of any kind of Rayonier or a Rayonier Subsidiary or SWP existing on the Distribution Date which incorporates any name, mark or other proprietary identification of ITT or an ITT Subsidiary, and any material of any kind of ITT or an ITT Subsidiary existing on the Distribution Date which incorporates any name, mark or other proprietary identification of Rayonier or a Rayonier Subsidiary or SWP, may be used respectively by Rayonier or said Rayonier Subsidiary or SWP and by ITT or said ITT Subsidiary only for a period of one year after the Distribution Date.
After the Distribution Date, neither party shall otherwise represent to third parties that it has a present business affiliation with the other. Moreover, in no instance may any of the aforementioned materials be used after the Distribution Date if the use of any such material by Rayonier or a Rayonier Subsidiary or SWP would give rise to a legal commitment by ITT or an ITT Subsidiary or if the use of any such material by ITT or an ITT Subsidiary would give rise to a legal commitment by Rayonier or a Rayonier Subsidiary or SWP.


                                  ARTICLE III

                                INDEMNIFICATION

SECTION 3.01    INDEMNIFICATION BY ITT

      Except as otherwise specifically set forth in any other provision of this Agreement or of any other Ancillary Agreement, ITT shall indemnify, defend and hold harmless the Rayonier Indemnitees from and against any and all Indemnifiable Losses of the Rayonier Indemnitees arising out of, by reason of or otherwise in connection with the ITT Liabilities.





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SECTION 3.02    INDEMNIFICATION BY RAYONIER

      Except as otherwise set forth in any other Ancillary Agreement, Rayonier shall indemnify, defend and hold harmless the ITT Indemnitees from and against any and all Indemnifiable Losses of the ITT Indemnitees arising out of, by reason of or otherwise in connection with the Rayonier Liabilities and the SWP Liabilities.

SECTION 3.03    LIMITATIONS ON INDEMNIFICATION OBLIGATIONS

      The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 3.01 or Section 3.02 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss and shall also be reduced by the amount of any deductibles paid by the Indemnitee in connection with recovering any such insurance proceeds. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

SECTION 3.04    PROCEDURE FOR INDEMNIFICATION

      (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any governmental entity) who is not a party to any of the Ancillary Agreements of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 3.04 or in the Tax Allocation Agreement hereafter referred to shall not relieve the applicable Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail under the circumstances. Sections 3.04(b), (c), (d) and (e) of this Agreement shall not govern procedures for Third Party Claims relating to income tax deficiencies or refund claims. Such procedures shall be governed by the Tax Allocation Agreement between the parties in the form attached hereto as Exhibit C, including Section 8(a) thereof.

      (b) Subject to the proviso of the following sentence, an Indemnifying Party shall (in the Indemnitee's name, if necessary) defend or seek to settle or compromise any Third Party Claim, at such Indemnifying Party's own expense and with counsel reasonably satisfactory to the Indemnitee. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 3.04(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the applicable Indemnitee whether the





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Indemnifying Party will assume responsibility for defending such Third Party
Claim, which notice shall specify any reservations or exceptions with respect to such assumption of responsibility; provided, however, that an Indemnifying Party may elect not to assume responsibility for defending a Third Party Claim only in the event of a good faith dispute as to whether a claim was appropriately tendered under Section 3.01 or 3.02, as the case may be, and if the Indemnifying Party makes such election, the Indemnitee may defend or seek to compromise or settle such Third Party Claim with counsel reasonably satisfactory to the Indemnifying Party. In the case of a Third Party Claim described in the proviso to the preceding sentence, the costs of defense or attempt to compromise or settle shall initially be paid by the Indemnitee subject to ultimate determination pursuant to the dispute resolution provisions of Article V of which party should bear such costs and pay any Liabilities with respect to such Third Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article III for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any settlement of any such Claim or action effected without its written consent (which shall not be unreasonably withheld).

      (c) If an Indemnifying Party elects to defend or to seek to compromise any Third Party Claim, the appropriate Indemnitee (x) shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (y) shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld) and
(z) shall agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third Party Claim and which releases the Indemnitee completely in connection with such Third Party Claim.

      (d) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall, to the extent of such payment, be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances with respect to which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

      (e) With respect to any Third Party Claim for which the Indemnifying Party assumes responsibility for defense, the Indemnifying Party shall inform the Indemnitee, upon the reasonable written request of the Indemnitee, of the status of efforts to resolve such Third Party Claim. With respect to any Third Party Claim for which the Indemnifying Party does not assume such responsibility, the Indemnitee shall inform the

Indemnifying Party, upon the reasonable written request of the Indemnifying Party, of the status of efforts to resolve such Third Party Claim.

SECTION 3.05    SURVIVAL OF INDEMNITIES

      The obligations of ITT and Rayonier under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.


                                   ARTICLE IV

                             ACCESS TO INFORMATION

SECTION 4.01    PROVISION OF CORPORATE RECORDS

      (a) ITT shall arrange, as soon as practicable following the Distribution Date, for the transportation at Rayonier's cost to Rayonier of all original agreements, documents, books, records and files (collectively "Rayonier Records") relating to or affecting Rayonier, any Rayonier Subsidiary, SWP, the Rayonier Business or GHP, to the extent such items are not already in the possession of Rayonier, a Rayonier Subsidiary or SWP, subject to the following exceptions:

           (i) Rayonier recognizes that certain Rayonier Records may contain incidental information relating to Rayonier, any Rayonier Subsidiary, SWP, the Rayonier Business or GHP or may relate primarily to Subsidiaries or divisions of ITT other than Rayonier, the Rayonier Subsidiaries, SWP and GHP, and that ITT may retain such Rayonier Records and shall provide copies of the relevant portions thereof to Rayonier; and

           (ii) ITT may retain any tax returns, reports, forms or work papers, and Rayonier shall be provided with copies of such returns, reports, forms or work papers only to the extent that they relate to or affect Rayonier's, the Rayonier Subsidiaries', SWP's and GHP's returns or tax liability.

      (b) Rayonier shall arrange, as soon as practicable following the Distribution Date, for the transportation at ITT's cost to ITT of all original agreements, documents, books, records and files (collectively "ITT Records") relating to or affecting ITT or any ITT Subsidiary which are in the possession of Rayonier or a Rayonier Subsidiary, subject to the following exceptions:

           (i) ITT recognizes that certain ITT Records may contain incidental information relating to ITT and the ITT Subsidiaries or may relate primarily to Rayonier, Rayonier Subsidiaries, SWP and/or GHP, and that Rayonier may retain such ITT Records and shall provide copies of the relevant portions thereof to ITT; and

           (ii) Rayonier may retain any tax returns, reports, forms or work papers, and ITT shall be provided with copies of such returns, reports, forms or work papers only to the extent that they relate to or affect ITT's and the ITT Subsidiaries' returns or tax liability.

SECTION 4.02    ACCESS TO INFORMATION

      (a) From and after the Distribution Date, each of ITT and Rayonier shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party.

      (b) For a period of two years following the Distribution Date, each of Rayonier and ITT shall provide to the other, promptly following such time at which such documents shall be filed with the Securities and Exchange Commission (the "Commission"), all documents which shall be filed by it (and, in the case of Rayonier, by any of its Subsidiaries or SWP) with the Commission pursuant to the periodic and interim reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

SECTION 4.03    CONFIDENTIALITY

      Each of ITT and the ITT Subsidiaries on the one hand, and Rayonier and the Rayonier Subsidiaries on the other hand, shall not use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other in its possession or under its control (except to the extent that (a) such information has been in the public domain through no fault of such party or (b) such information has been later lawfully acquired from other sources by such party or (c) this Agreement or any other Ancillary Agreement or any other document entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (i) relates to the period up to the Effective Time, (ii) relates to any Ancillary Agreement or
(iii) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except its auditors and attorneys, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law. To the extent either party discloses any such information concerning the other party under circumstances where any evidentiary privilege (including without limitation the privilege for communications between attorney and client) would be available, the party disclosing such information agrees to assert such privilege.

                                   ARTICLE V

                               DISPUTE RESOLUTION

      In the event of any dispute between the parties hereto arising under this Agreement, any other Ancillary Agreement or any other document entered into pursuant hereto or any transaction contemplated hereby, the parties shall attempt to resolve the dispute in an amicable fashion and shall continue to perform their obligations hereunder. If the parties cannot reach an amicable resolution of such a dispute within sixty days, the parties agree to first endeavor in good faith to settle the dispute by mediation administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules before resorting to arbitration. Thereafter, if such dispute remains unresolved, it shall be settled by arbitration by a single arbitrator having expertise in the subject matter of the dispute, chosen from the AAA's Large Complex Case panel administered by the AAA in accordance with its Commercial Arbitration Rules and the Supplementary Procedures for Large Complex Disputes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in New York, New York. Each party thereto shall pay its own expenses, and the fee of the mediator and the arbitrator and the administrative fee of the AAA shall be paid one half by ITT and one half by Rayonier.

                                   ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.01     COMPLETE AGREEMENT; CONSTRUCTION

      This Agreement, including the Exhibits and Schedules, and the other Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other Ancillary Agreement, such other Ancillary Agreement shall control.

SECTION 6.02    SURVIVAL OF AGREEMENTS

      Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

SECTION 6.03    EXPENSES

      (a) Except as otherwise set forth in this Agreement or any other Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any other Ancillary Agreement, the Information Statement, the Distribution and the consummation of the transactions contemplated thereby shall be paid by ITT, except that Rayonier shall pay fees and expenses of counsel and other consultants retained by Rayonier and expenses relating to the New York Stock Exchange listing fees for the Rayonier Common Shares. Each party shall bear its own costs and expenses incurred after the Distribution Date.

      (b)  A party seeking reimbursement of costs and expenses under this
Section 6.03 from another party shall render to such other party an invoice for such costs and expenses, along with appropriate verification of such costs and expenses, and such other party shall pay the other as soon as practicable, but in any event within 30 days of the date of such invoice.

SECTION 6.04    GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

SECTION 6.05    NOTICES

      All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

       To ITT Corporation:

       1330 Avenue of the Americas
       New York, NY  10019
       Attn:  Senior Vice President
               and General Counsel



       To Rayonier:

       1177 Summer Street
       Stamford, CT  06904
       Attn:  Vice President
               and General Counsel

0SECTION 6.06    AMENDMENTS

      This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

SECTION 6.07    SUCCESSORS AND ASSIGNS

      This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

SECTION 6.08    TERMINATION

      This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution Record Date by and in the sole discretion of ITT without the approval of Rayonier. In the event of such termination, neither party shall have any liability of any kind to any other party.

SECTION 6.09    SUBSIDIARIES

      Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

SECTION 6.10    THIRD PARTY BENEFICIARIES

      Except for the provisions of Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

SECTION 6.11    TITLE AND HEADINGS

      Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

SECTION 6.12    EXHIBITS AND SCHEDULES

      The Exhibits and schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

SECTION 6.13    LEGAL ENFORCEABILITY

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                      ITT CORPORATION



                                      By:/s/ Walter F. Diehl, Jr.
                                         -------------------------------
                                         Vice President
                                      ITT RAYONIER INCORPORATED



                                      By:/s/ Roger H. Watts
                                         -------------------------------
                                         Vice President and
                                         General Counsel

                                                                    EXHIBIT 10.1

                                                                       EXHIBIT A
                                                       TO DISTRIBUTION AGREEMENT


                       ADMINISTRATIVE SERVICES AGREEMENT

This Agreement is made as of February 11, 1994 by ITT CORPORATION, a Delaware corporation ("ITT"), and ITT RAYONIER INCORPORATED, a North Carolina corporation to be renamed "Rayonier Inc." in connection with the Distribution hereafter referred to ("Rayonier").

                                   BACKGROUND

The Board of Directors of ITT has determined that it is appropriate and desirable to make a distribution (the "Distribution") to the holders of shares of Common Stock, par value $1.00 per share, of ITT and Cumulative Preferred Stock, without par value, $2.25 Convertible Series N of ITT of all the outstanding Common Shares of Rayonier; and

ITT and Rayonier recognize that it is advisable that ITT continue to provide certain administrative and other services to Rayonier, and that Rayonier continue to provide certain services to ITT with respect to particular ITT subsidiaries which were formerly the management responsibility of Rayonier, until Rayonier or ITT, as the case may be, has had a reasonable opportunity to evaluate its continued need for the services and to investigate other sources of the services.

                                   AGREEMENT

The parties agree as follows:

Section 1. Performance of Services. Beginning on the date determined by ITT's Board of Directors as the date as of which the Distribution shall be effected (the "Distribution Date"), each party will provide, or cause one or more of its subsidiaries to provide, to the other party and its subsidiaries on an "as-needed" basis (as determined by the party to whom the services are to be provided or its subsidiaries) such services as may be agreed upon between ITT and Rayonier from time to time in writing. The party which is to provide the services (the "Provider") will use (and will cause its subsidiaries to use) its best efforts to provide such services to the other party (the "Recipient") and its subsidiaries in a satisfactory and timely manner. ITT and Rayonier will cooperate in planning the scope and timing of services provided under this Agreement.

Section 2. Payment for Services, Expense Reimbursement.

(a) As compensation for the services performed hereunder, the Recipient will pay the Provider (i) the allocated portion of the base salaries of the Provider's employees providing such services and (ii) the amount of the Provider's actual out-of-pocket costs, expenses and disbursements reasonably incurred by the Provider related directly to the performance of any such services and which would not reasonably have been incurred by the Provider to deliver such services to the businesses of the Recipient but for the Distribution.

(b) Notwithstanding subsection (a), the parties agree that

      (i) with respect to each out-of-pocket expense provided under subsection
      (a)(ii) which individually is greater than $2,500, the Provider will use (and will cause its subsidiaries to use) reasonable efforts to notify the Recipient, prior to incurring or assessing such expense, of the scope and effect of such expense on the related services; and

      (ii) with respect to each allocated salary provided under subsection
      (a)(i) and each out-of pocket expense provided under subsection (a)(ii) which individually is greater than $25,000, the Recipient shall have 30 days following the Provider's written notice to advise the Provider if the Recipient does not want the Provider to incur or provide on the Recipient's behalf the services to which such salary or expense relates. If the Provider timely receives the Recipient's written notice, such services shall be discontinued or modified as the Provider and the Recipient determine is appropriate.

(c) Each party will periodically, but not less frequently than quarterly, submit to the other party for payment statements of amounts due under this Agreement. The statement will specify the nature of the services provided, the identity of the Recipient's department or employee(s) requesting such services, the identity of the Provider's department or employee(s) performing such services and any other supporting detail which the Recipient reasonably requests. The Recipient will pay the amounts due within 30 days after the Recipient's receipt of each statement.

Section 3. Independence. All employees and representatives of the Provider providing the scheduled services to the Recipient will be deemed for purposes of all compensation and employee benefits to be employees or representatives of the Provider and not employees or representatives of the Recipient. In performing such services, such employees and representatives will be under the direction, control and supervision of the Provider (and not the Recipient) and the Provider will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

Section 4. Non-exclusivity. Nothing in this Agreement precludes either party from obtaining, in whole or in part, services of any nature which may be obtainable from the other party from its own employees or from providers other than the other party.

Section 5. Confidentiality. Each party (the "first party") agrees to hold in confidence, and to use its best efforts to cause its employees and representatives to hold in confidence, all confidential information concerning the other party furnished to or obtained by the first party after the Distribution Date in the course of providing and receiving services hereunder in a manner consistent with ITT's standard policies in effect on the date hereof with respect to the preservation and disclosure of confidential information concerning ITT and its subsidiaries and operating divisions.

Section 6. Termination. Unless otherwise specifically provided in a separate written agreement between the parties hereto (including without limitation any other agreement entered into in connection with the Distribution), this Agreement will continue in effect until December 31, 1994. Upon termination, the parties will make all payments of compensation described in subsection 2(a) to the extent that such compensation has not been fully paid prior to the termination date.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

Section 8. Notices. All notices and other communications hereunder must be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address specified by like notice) and will be deemed given on the date such notice is received:



        To ITT:

        ITT Corporation
        1330 Avenue of the Americas
        New York, NY  10019
        Attn:  Senior Vice President
                and General Counsel



        To Rayonier:

        Rayonier Inc.
        1177 Summer Street
        Stamford, CT  06904
        Attn:  Vice President
               and General Counsel

Section 9. Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

Section 10. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

Section 11. Successors and Assigns. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 12. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 13. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 14. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                ITT CORPORATION



                                By: /S/ Walter F. Diehl, Jr.
                                   -----------------------------
                                   Vice President
                                ITT RAYONIER INCORPORATED



                                By: /s/ Roger H. Watts
                                   -----------------------------
                                   Vice President and
                                   General Counsel

                                                                   EXHIBIT 10.02

                                                                   Exhibit B to
                                                          Distribution Agreement




               Employee Benefit Services and Liability Agreement

               AGREEMENT, dated as of February 11, 1994, by and between ITT CORPORATION, a Delaware Corporation (which, together with its subsidiaries, is hereinafter referred to as "ITT") and ITT RAYONIER INCORPORATED, a North Carolina Corporation to be renamed "Rayonier Inc." (which together with its subsidiaries is hereinafter referred to as "Rayonier").


                              W I T N E S S E T H

          WHEREAS, ITT intends to spin off its forest products businesses by consolidating those businesses into Rayonier (and its subsidiaries) and distributing Rayonier stock to the stockholders of ITT as a dividend on February 28, 1994 (the "Distribution Date"), and making Rayonier stock available for public purchase on the New York Stock Exchange; and

          WHEREAS, in connection with the foregoing transaction, ITT and Rayonier desire to enter into an Employee Benefit Services and Liability Agreement, signed as of February 11, 1994, (the "Benefit Agreement");

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, ITT and Rayonier agree as follows:

          1. RETIREMENT PLAN FOR SALARIED EMPLOYEES (a) Rayonier Retirement Plan for Salaried Employees. Rayonier shall establish, effective as of the Distribution Date, a defined benefit salaried employee retirement plan (the "Rayonier Retirement Plan") with terms similar in all material respects to the Retirement Plan for Salaried Employees of ITT Corporation (the "ITT Retirement Plan"), subject to such modifications as are considered appropriate to assure that the Rayonier Retirement Plan will obtain a favorable determination letter from the Internal Revenue Service (the "IRS"). Rayonier shall adopt such amendments as the IRS shall require as a condition for issuing a favorable determination letter.

          (b) Rayonier Retirement Plan Eligibility Service and Benefit Service. The Rayonier Retirement Plan shall include as service for all purposes of determining eligibility and vesting, including, without limitation, eligibility service for purposes of determining eligibility for plan membership, preretirement survivor benefits, standard early retirement benefits, special early retirement benefits and normal retirement benefits, all service rendered prior to the Distribution Date which is recognized as Eligibility Service under the terms of the ITT Retirement Plan. The Rayonier Retirement Plan (i) shall include as service for benefit accrual purposes all service rendered prior to the Distribution Date which is recognized as Benefit Service under the terms of the ITT Retirement Plan and
(ii) shall provide for an offset of any benefit payable from the ITT Retirement Plan as provided in Section 1 of this Agreement.

          (c) ITT Retirement Plan--Retention of Liability and Accrued Benefits. ITT agrees that the ITT Retirement Plan shall retain liability for accrued benefits determined under the terms and conditions of said Plan as of the Distribution Date for (i) all Rayonier Salaried Employees (including, without limitation, those who, as of the Distribution Date, participate in, or are in the process of satisfying the eligibility requirements for participation in, the ITT Retirement Plan), (ii) any former Rayonier salaried employee who, as of the Distribution Date, is retired or entitled to receive a deferred vested benefit and (iii) all hourly employees of Rayonier who, as of the Distribution Date, have an accrued benefit under the ITT Retirement Plan. For purposes of this Benefit Agreement, the term "Rayonier Salaried Employees" means all persons employed on a salaried basis by Rayonier on the Distribution Date and in addition shall include persons who are absent from work at Rayonier by reason of layoff, leave of absence, short-term disability or long-term disability. For purposes of this Section 1, the term Rayonier Salaried Employees will also include persons employed on a salaried basis by Rayonier on December 1, 1993. Those employees listed in Annex A who have an accrued benefit under the ITT Retirement Plan will also be accorded the treatment provided for in Section 1(d).

          (d) ITT Retirement Plan--Recognition of Post-Distribution Date Service and Compensation Increases for Rayonier Salaried Employees. Subject to Sections 1(e)-(i) hereof and to the extent permitted by applicable law, for all Rayonier Salaried Employees referred to in Section 1(c) (but in no event with respect to any former employee of ITT or Rayonier whether or not such person is employed at any time after the Distribution Date by Rayonier), (i) ITT shall recognize post-Distribution Date service with Rayonier, but only to the extent such service is counted under
Section 1(g) hereof, of all such Rayonier Salaried Employees under the ITT Retirement Plan for all purposes of eligibility and vesting, including, without limitation, eligibility service for purposes of preretirement death benefits, standard early retirement and special early retirement benefits, and normal retirement benefits, and (ii) ITT shall recognize post-Distribution Date compensation increases of such Rayonier Salaried Employees while they are employed by Rayonier, but only for periods of service counted under Section 1(g) hereof, for purposes of the Average Final Compensation calculation under the ITT Retirement Plan, provided that for each calendar year, starting in 1994, total compensation recognized for such pension purposes shall not exceed 105% of the total compensation recognized in the immediately preceding calendar year, with pro-rata adjustment for partial years. In order to apply this limitation consistent with the definition of Average Final Compensation under the ITT Retirement Plan, the limit in any year will first be applied against base salary and then against other forms of pensionable compensation. Pensionable compensation shall generally fall within the definition of compensation as applied by ITT in accordance with the administrative rules and procedures for the ITT Retirement Plan.

          (e) Effect of Employment with Rayonier. During any period while (i) the arrangement under Section 1(d) continues in effect as provided herein and
(ii) any Rayonier Salaried Employee affected by the arrangement under Section 1(d) is employed with Rayonier or an affiliate thereof, including periods after re-employment following a termination of employment occurring after the Distribution Date, such Rayonier Salaried Employee (I) shall not be deemed either to have terminated employment or to be in retirement status under the ITT Retirement Plan and (II) shall not be eligible to receive payment of his or her vested benefit or retirement allowance under the ITT Retirement Plan.

          (f) Provision of Benefits. ITT at its option and in its sole discretion, exercised for any or no reason, may satisfy its obligations under
Section 1(d) hereof by providing all or any portion of the benefits to be provided under this Agreement (i) through the ITT Retirement Plan,

(ii) through any successor or other tax-qualified retirement plan, and/or (iii) outside any qualified retirement plan, including, without limitation, any such benefits which, by reason of the limits imposed by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), may not be paid from any qualified retirement plan.

          (g) Limited Obligation of ITT To Recognize Service and Compensation Increases. With respect to any individual Rayonier Salaried Employee (i) service required to be recognized and subject to the limitations under the arrangement described in Section 1(d) hereof shall be the same years and portions thereof of service recognized for similar purposes under the Rayonier Retirement Plan, but no other; and (ii) compensation increases required to be recognized and subject to the limitations under Section 1(d) hereof shall be taken into account for the same years and portions thereof with respect to which eligibility or benefit service is credited under the Rayonier Retirement Plan, but no other.

          (h) ITT Obligation--Effect of Post-Distribution Date Changes in the ITT Retirement Plan. ITT's obligation under Section 1(d) hereof shall be to maintain the arrangement under said Section in accordance with the terms of such arrangement as applied with respect to the ITT Retirement Plan as in effect as of the Distribution Date, without regard to any subsequent amendment or other change to said Plan, except that any such change or amendment which would reduce benefit accruals under said arrangement with respect to periods after the effective date of the change or amendment but which is required solely to comply with applicable legal requirements, and with respect to which ITT has no optional means of compliance which if pursued would not reduce future benefit accruals under said arrangement, shall be taken into account, to the extent determined by ITT in its sole discretion, to reduce ITT's obligation under Section 1(d). Any amendment to the ITT Retirement Plan (or other arrangement provided in accordance with Section 1(f) hereof), that is identical to an amendment to the Rayonier Retirement Plan shall not be treated as an amendment that reduces benefit accruals.

          (i) ITT Retirement Plan--Effect of Post-Distribution Date Changes in Rayonier Retirement Plan. (1) This provision shall govern the period of time during which the arrangement provided in Section 1(d) hereof shall continue with respect to all or any portion of the Rayonier Salaried Employees.

          (2)(A)  The following definitions shall apply for purposes of this
Section 1(i):

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Information Event" means any failure by Rayonier to provide to ITT information or data necessary or appropriate for ITT's administration and implementation of the arrangement under Section 1(d) hereof, unless such failure is cured by Rayonier within sixty (60) days after written notice by ITT of such failure. The effective date of an "Information Event" shall be the date sixty (60) days after such notice is received by Rayonier.

           "Modification" means any amendment to or other change in the Rayonier Retirement Plan (including, without limitation, any merger with another plan or spin-off of any portion of the Rayonier Retirement Plan), effective any time after the Distribution Date, which substantially reduces benefit accruals under such plan for periods after the effective date of the amendment or change, with respect to (i) the benefit formula, (ii) the definition of average final compensation, (iii) the number of years taken into account for purposes of benefit accrual, (iv) the percentage of average final compensation taken into account for each year of service, (v) the method of Social Security integration (to the extent discretionary on the part of Rayonier), (vi) the optional forms of benefits, (vii) early retirement and special early retirement provisions and/or (viii) the manner in which service is taken into account including, without limitation, service with ITT. The term "Modification" shall not include any amendment or other change to the Rayonier Retirement Plan (I) required solely to comply with applicable legal requirements and with respect to which Rayonier has no optional means of compliance which if pursued would not result in a Modification (except for this sentence) or (II) that is identical to an amendment to the ITT Retirement Plan (or other arrangement provided in accordance with Section 1(f) hereof.

          "Plan Termination" means any termination, under Title IV of ERISA, of the Rayonier Retirement Plan.

          "Partial Plan Termination" means any partial termination, under
Section 411 of the Code, of the Rayonier Retirement Plan.

          "Rayonier Unit" means any subsidiary or business unit of Rayonier.

          "Unit Sale" means any termination, whether by sale or otherwise, of Rayonier's majority ownership or control of any Rayonier Unit.

          (2)(B) At any time after the Distribution Date, Rayonier shall promptly notify ITT in writing of any and all amendments and changes to the Rayonier Retirement Plan, any Plan Termination or Partial Plan Termination, under Title IV of ERISA or Section 411 of the Code, of the Rayonier Retirement Plan and any Unit Sale (such events to be referred to as "Notice Events"), such notice to be given as of the earlier of (i) the effective date of the Notice Event or (ii) the date the Notice Event is adopted or has otherwise become subject of a legally binding and noncancelable commitment to carry out such Notice Event. Any failure of Rayonier (i) to give such notice or (ii) to promptly provide upon ITT's request any information or data reasonably necessary or appropriate to accomplish the determination referred to in Section 1(i) (5) shall constitute a "Failure to Notify". The effective date of a Failure to Notify shall be the effective date of the Notice Event with respect to which such failure occurs.

          (3) Upon the occurrence (as determined under Section 1(i)(5) hereof) of any Modification, Plan Termination, Partial Plan Termination, Unit Sale, Failure to Notify or Information Event (any such event to be referred to as an "Arrangement Termination Event"), and effective as of the effective date thereof (a "Termination Date"), the arrangement provided in Section 1(d) hereof shall automatically and of its own accord terminate. Upon such termination, the obligations of Rayonier under Sections 1(i) and 1(j) hereof shall terminate, but only with respect to service and compensation increases after such termination. Upon such termination, ITT will cause any Rayonier salaried employees then participating in and/or having an accrued benefit under the ITT Retirement Plan and affected by such termination to be 100 percent vested in their accrued benefits under the ITT Retirement Plan as of the applicable Termination Date, for service and total compensation to the applicable Termination Date, determined under the terms and conditions of the ITT Retirement Plan as amended to provide for the arrangement under Section 1(d), unless ITT shall determine, in its sole discretion, to continue voluntarily, for such period as ITT determines, such arrangement upon the terms provided in Section 1(d), or another arrangement upon such other terms as ITT shall determine, but which continuation, in no event, shall be less favorable to the affected Rayonier salaried employees than the arrangement under Section 1(d) hereof, and provided that, upon termination by ITT of any such voluntary continuation, which termination may occur at any time in ITT's sole discretion, the above 100 percent vesting arrangement shall then become effective.

          (4) For any Arrangement Termination Event applicable to a particular location or group or class of employees, this Section 1(i) will cause the termination of the arrangement under Section 1(d) only with respect to such location or group or class of employees, unless such Arrangement Termination Event alone, or in combination with any prior or coincident Arrangement Termination Event, would also constitute an Arrangement Termination Event with respect to the entire Rayonier Retirement Plan.

          (5) The occurrence of an Arrangement Termination Event shall be determined by ITT, subject to review and agreement by Rayonier. In the event ITT and Rayonier disagree as to such occurrence, any party may deliver to the other a written demand for arbitration to determine such occurrence. In such event, the American Arbitration Association shall be asked to appoint the arbitrator to rule on the matter, such arbitrator to be a person familiar with United States pension and employee benefit matters and such appointment to be made and such arbitration to be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of the arbitrator so appointed as to the occurrence of an Arrangement Termination Event shall be binding and conclusive upon the parties hereto. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such arbitration shall be held in New York, New York. Each party to any arbitration shall pay its own expenses and the fees of the arbitrator and the administrative fee of the American Arbitration Association shall be paid one half by ITT and one half by Rayonier.

          2. SAVINGS PROGRAM -- INVESTMENT & SAVINGS PROGRAMS (a) Effective as of the Distribution Date, Rayonier will adopt a defined contribution investment and savings plan (the "Rayonier Savings Plan") with terms similar in all material respects to the ITT Investment and Savings Plan for Salaried Employees (the "ITT Savings Plan"). ITT shall cause the transfer, as soon as practicable on or after the Distribution Date, of the accounts of all Rayonier Salaried Employees, plus the portion of any trust earnings attributable to such employees, from the ITT Savings Plan to the Rayonier Savings Plan, on the following terms:

          (b) ITT Preferred Stock held in the ESOP portion of the ITT Savings Plan shall be transferred in the form of ITT Common Stock.

          (c) With respect to assets held in Funds A, B, C and R of the ITT Savings Plan, assets will be transferred in kind to the maximum extent practicable.

          (d) With respect to the assets in Fund D in the ITT Savings Plan, assets will be transferred in cash.

          3. EXCESS NON-QUALIFIED SUPPLEMENTAL BENEFIT PLANS (a) Excess Pension Plans: Rayonier shall adopt Excess Pension Plans identical to ITT Excess Pension Plans and shall assume all liabilities with respect to Rayonier Salaried Employees accrued under such Plans after the Distribution Date. ITT shall be responsible for any Excess Pension Plan benefits attributable to benefit service up to the Distribution Date subject to the provisions of
Section 1(d) of this Agreement.

          (b) Excess Savings Plan: Rayonier shall adopt an Excess Savings Plan identical to ITT's Excess Savings Plan. ITT shall transfer reserves attributable to Rayonier Salaried Employees as of the Distribution Date.

          4. RAYONIER SALARIED EMPLOYEE WELFARE BENEFIT PLANS (a) Rayonier shall establish, effective as of the Distribution Date, Salaried Employee Welfare Benefit Plans identical to those covering the Rayonier Salaried Employees immediately preceding the Distribution Date. Such Salaried Employee Welfare Benefit Plans shall include coverage for life insurance, disability, health, accident and post-retirement health and life insurance.

          (b) ITT will retain liability for post-retirement health and life insurance benefits with respect to any former Rayonier salaried employee covered by the ITT Salaried Medical and Dental Plan and the ITT Salaried Life Insurance Plan who has retired as of the Distribution Date.

          (c) Rayonier agrees to reimburse ITT for the present value of any net liability for post-retirement health benefits which hereafter may be imposed upon ITT by virtue of any legislation or regulation with respect to any Rayonier Salaried Employee.

          5. SEVERANCE As of the Distribution Date, Rayonier will provide Severance Plans for all Rayonier Salaried Employees which are substantially equivalent to those ITT Severance Plans covering such employees prior to the Distribution Date. The Rayonier Severance Plans will be maintained without modification for a minimum of one year.

          6. LIFE INSURANCE (a)As of the Distribution Date, Rayonier will establish a Life Insurance Plan for Rayonier Salaried Employees identical to the ITT Salaried Life Insurance Plan. ITT will retain the liability for post-retirement life insurance for any employee covered by the ITT Salaried Life Insurance Plan who (i) has retired prior to the Distribution Date or (ii) is eligible to retire as of the Distribution Date. ITT will transfer to Rayonier a proportionate share of the reserves it maintains for providing post-retirement life insurance for any other active Rayonier salaried employee not referred to in (ii) above.

          (b) As of the Distribution Date, Rayonier will establish a supplemental, company-paid death benefit plan covering Mr. R. M. Gross, identical to the plan which he has with ITT. ITT will transfer its reserve for this benefit to Rayonier.

          7. EXCESS LONG-TERM DISABILITY INSURANCE As of the Distribution Date, Rayonier will establish an Excess Long-Term Disability Insurance Plan, identical to the ITT Excess Long-Term Disability Insurance Plan covering those eligible Rayonier salaried employees. ITT will transfer to Rayonier its proportionate share of the reserves for this benefit.

          8. BENEFIT PROGRAM PARTICIPATION (a) Except as specifically provided herein, all Rayonier employees

(including Rayonier Salaried Employees) will cease participation in all ITT Benefit Plans and Programs as of the Distribution Date. ITT will remain responsible for life insurance and medical and dental claims incurred prior to the Distribution Date. As soon as practicable, ITT will provide an accounting of the 1993 claims experience for Rayonier's Welfare Plans and determine any reconciliation payment necessary.

          (b) Rayonier shall recognize each Rayonier Salaried Employee's service with ITT for purposes of determining (i) eligibility for vacation benefits, short-term disability, and severance benefits and (ii) eligibility for vesting under all other employee benefit plans and policies of Rayonier applicable to Rayonier Salaried Employees, to the extent such service was recognized by ITT for such purposes.

          (c) Nothing in this Agreement shall be construed or interpreted to restrict ITT's or Rayonier's right or authority to amend or terminate any of its employee Benefit plans, policies or programs effective as of a date following the Distribution Date, except as explicitly stated within this Agreement.

          9. BENEFIT COMMUNICATIONS AND ADMINISTRATIVE SERVICES ITT shall be responsible for providing communications and administrative services for individuals who are, as of the Distribution Date, former salaried employees of Rayonier (and their eligible dependents and survivors) who, as of the Distribution Date, retain a benefit under ITT's Salaried Benefit Program.

          10. HOLD HARMLESS/INDEMNIFICATION (a) Rayonier shall hold harmless, indemnify and defend ITT from and against any and all costs, expenses, claims, damages, lawsuits, reasonable attorneys' and accountants' fees and costs, losses, deficiencies, assessments, administrative orders, fines, penalties, actions, proceedings, judgments, liabilities and obligations of any kind or description (a "Claim" or "Claims") asserted against, incurred or required to be paid by ITT (regardless of when asserted or by whom), associated with or arising under any employee benefit plan, policy, program or arrangement established or adopted by Rayonier effective on or after the Distribution Date or liability assumed by Rayonier, pursuant to the terms and conditions set forth in this Agreement.

          (b) ITT shall hold harmless, indemnify and defend Rayonier from and against any and all Claims, asserted against, incurred or required to be paid by Rayonier (regardless of when asserted or by whom), associated with or arising under any employee benefit plan, policy, program or arrangement maintained by ITT and not expressly assumed by Rayonier pursuant to this Agreement, regardless of whether such Claim is asserted before, on or after the Distribution Date.

          11. INFORMATION AND DATA EXCHANGE Each party shall furnish, or shall cause to be furnished to the other party, a list of all Benefit Plan participants and employee data or information in its possession which is necessary for such other party to maintain and implement any Benefit Plan or arrangement covered by this Benefit Agreement, or to comply with the provisions of this Benefit Agreement, and which is not otherwise readily available to such other party. Each shall have the right, at its own cost and expense, at any reasonable time, with reasonable intervals, during normal business hours, upon reasonable prior written notice, to examine employee records in connection with legitimate business purposes, and to audit, examine and make copies of or extracts from the books, accounts and other records of the other in order to verify the accuracy of such records insofar as they are relevant to this Benefit Agreement. Such audit, examination, copying and extracting may be conducted by employees of ITT or Rayonier or a firm of independent public accountants or other experts designated by the remaining party; provided that, prior thereto, such firm's executives deliver to the party to be audited an appropriate confidentiality agreement.

          12. SCOPE OF AGREEMENT (a) This Benefit Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Nothing contained herein shall be deemed to create any third-party beneficiary rights in any individual who or entity which is not a party to this Benefit Agreement. Any assignment or delegation of this Benefit Agreement by either party without the prior written consent of the other party shall be void, except that no such consent shall be required with respect to an assignment or delegation made in connection with the sale, transfer or other disposition of all or substantially all of the businesses of either party.

          (b) This Benefit Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

          (c) This Benefit Agreement and the Annexes attached hereto constitute the entire understanding of the parties with respect to the subject matter hereof and supersede as of the Distribution Date any and all previous agreements and understandings, oral or written, between the parties to the extent such previous agreements and understandings address such subject matter. No modification of this Benefit Agreement or waiver of any provision hereof or right hereunder will be binding upon either party unless signed in writing by an authorized representative of such party.

          (d) This Benefit Agreement will continue in force on the terms and conditions described herein until terminated or amended by mutual agreement of the parties.

          (e) Notwithstanding anything in this Benefit Agreement to the contrary, all actions contemplated herein with respect to Benefit Plans which are to be consummated pursuant to this Benefit Agreement shall be subject to such notices to, and/or approvals by, the IRS (or other governmental agency or entity) as are required or deemed appropriate by such Benefit Plan's sponsor. ITT and Rayonier each agrees to use its best efforts to cause all such notices and/or approvals to be filed or obtained, as the case may be.

          (f) Any provision of this Benefit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) From and after the Distribution Date, each of ITT and Rayonier shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by its subsidiaries.

          (h) No failure or delay on the part of ITT or Rayonier in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other right or power. No modification or waiver of any provision of this Benefit Agreement nor consent to any departure by ITT or Rayonier therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (i) For the convenience of the parties, any number of copies of this Benefit Agreement may be executed by the parties hereto, and each such executed counterpart shall be deemed to be an original instrument.

          13. NOTICE All notices and other communications hereunder must be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address specified by like notice) and will be deemed given on the date such notice is received:


          To ITT:

          ITT Corporation
          1330 Avenue of the Americas
          New York, NY 10019

          Attn:  Senior Vice President, Human Resources

          To Rayonier:

          Rayonier Inc.
          1177 Summer Street
          Stamford, CT 06904

          Attn:  Senior Vice President, Human Resources


          IN WITNESS WHEREOF, the parties have duly executed and entered into this Benefit Agreement, as of the date first above written.


                          ITT Corporation

                          By: /s/ Walter F. Diehl, Jr.
                             ---------------------------

                          Name: Walter F. Diehl, Jr.
                               -------------------------
                          Title: Vice President
                                ------------------------


                          ITT Rayonier Incorporated

                          By: /s/ John P. O'Grady
                             ---------------------------

                          Name: John P. O'Grady
                               -------------------------
                          Title: Senior Vice President -
                                ------------------------
                                 Human Resources

                                    ANNEX A


RAYONIER FROZEN SALARIED BENEFIT CASES

COLO        LNAM          FINT   STDT       FBDA
 348003 COLLINS          R          8/9/82      8/9/82
 348004 BOWERS           K          1/1/90      1/1/90
 348004 CALHOUN          R          5/1/89      5/1/89
 348004 COLE             T          9/4/89      9/4/89
 348008 FORD             D        11/19/90    11/19/90
 348008 MACK             D          3/9/81      3/9/81
 348017 HAMPTON          J          9/4/85      9/4/85
 348019 LANDRY           F         9/13/84     9/13/84

 348008 BAILY            J         10/7/85     10/7/85
 348003 MURRAY           F         9/12/77     9/12/77

                                                                   EXHIBIT 10.03

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT



                T A X   A L L O C A T I O N   A G R E E M E N T

        THIS AGREEMENT (the "Agreement"), dated as of February 11, 1994 by and between ITT Corporation ("ITT") and ITT Rayonier Incorporated ("Rayonier"), on behalf of itself and its directly or indirectly owned domestic subsidiaries which would be eligible to join in a consolidated Federal income tax return, or which have joined in any consolidated Federal income tax return, of ITT (collectively the "Rayonier Group" and individually a "Rayonier Subsidiary").

        WHEREAS, ITT is the common parent of an affiliated group of domestic corporations including the Rayonier Group (the "ITT Group") which has elected to file a consolidated Federal income tax return ("Consolidated Return");

        WHEREAS, the Rayonier Group members will cease to be members of the ITT Group upon the proposed distribution by ITT of all of its stock interest in Rayonier to ITT's common and Series N preferred shareholders (the
"Distribution") on or about February 28, 1994 (the "Closing Date");

        WHEREAS, ITT and Rayonier have entered into a Distribution Agreement setting forth agreements governing matters following the distribution; and

        WHEREAS, ITT and Rayonier desire to provide tax allocation arrangements between each other which afford the same allocation of tax burdens and benefits to ITT and Rayonier for transactions which occurred prior to the Closing Date as would have been afforded to each other absent the Distribution and to provide for certain other tax matters.

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT



        NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, ITT and Rayonier (on its own behalf and on behalf of each Rayonier Subsidiary) hereby agree as follows:

        1. Rayonier will join, and will cause each Rayonier Subsidiary to join, in the Consolidated Returns for the calendar years 1993 and 1994 to the extent they are eligible to join in such returns under the provisions of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder. Rayonier will neither elect to file separate returns for such periods nor will it cause or permit any of the Rayonier Subsidiaries to so elect.

        2. Rayonier hereby irrevocably designates, and Rayonier agrees to cause each of the Rayonier Subsidiaries to so designate, ITT as its agent to take any and all actions necessary or incidental to the filing of Treasury
Form 1122 (or any amendment thereto) with respect to any taxable period in which Rayonier or any of the Rayonier Subsidiaries is a member of the ITT Group (a "Consolidated Return Year") and Rayonier agrees to deliver, and to cause each of the Rayonier Subsidiaries to deliver, executed copies of said Form 1122 (or any amendment thereto) to ITT, if required, with respect to any such year.

        3. Rayonier agrees to cooperate with ITT, and will cause each of the Rayonier Subsidiaries to so cooperate, in a timely manner consistent with existing practice in filing any return or consent contemplated by this Agreement. Rayonier also agrees to take, and will cause the appropriate Rayonier Subsidiary to take, such action as ITT may reasonably request, including but not limited to the filing of requests for the extension of time within which to file tax returns, and to cooperate in connection with any refund claim with respect to any year it is included in the ITT Group. Rayonier further agrees to furnish timely, and to cause each of the Rayonier Subsidiaries to so furnish, ITT with any

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT


and all information reasonably requested by ITT in order to carry out the provisions of this Agreement. ITT agrees to furnish timely to Rayonier any and all information requested by Rayonier in order to carry out the provisions of this Agreement.

        4.   (a)   ITT will file a Consolidated Return for its year ending
December 31, 1993. ITT and Rayonier agree to make a settlement on or before March 1, 1994 equal to an interim amount approximating the aggregate amount of the separate consolidated Federal income tax liability which the Rayonier Group would have incurred if that group constituted an affiliated group eligible to file a consolidated return for 1993 and filed a return for such period. An appropriate adjusting payment shall be made by Rayonier or ITT on or before October 15, 1994, based on ITT's 1993 Consolidated Return as filed.

             (b) ITT will file a Consolidated Return for the period ending December 31, 1994, which will include the Rayonier Group for the period beginning on January 1 , 1994, and ending on the Closing Date (the "Short Year"). Rayonier agrees to pay to ITT on or before 60 days after the Closing Date an interim amount equal to the aggregate amount of the separate consolidated Federal income tax liability which the Rayonier Group would have incurred if the Rayonier Group constituted an affiliated group of corporations eligible to file a Consolidated Return for the Short Year (based on a closing of the books of the Rayonier Group as of the close of business on the Closing
Date) and filed such a return for such period. An appropriate adjusting payment shall be made by Rayonier or ITT on or before October 15, 1995 based on ITT's 1994 Consolidated Return as filed. ITT agrees to elect, to the extent legally permitted, the depreciation method allowed in Section 168(b)(1) of the Code and the shortest recovery periods permitted by Section 168(c) of the Code for the Rayonier Group for any recovery property placed in service during the Short Year. Rayonier shall refrain, and shall cause

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT


each of the Rayonier Subsidiaries to refrain, from making any election under
Section 13261(g)(2) of the Revenue Reconciliation Act of 1993 without the prior written consent of ITT.

             (c) In making computations of the separate consolidated Federal income tax liability of the Rayonier Group for purposes of the Agreement, the Rayonier Group will be deemed to have filed a separate consolidated Federal income tax return for the Short Year and all prior taxable periods to the extent it would have been permitted to do so as an affiliated group of corporations.

        5.   (a)   The computation of the amount of Federal income tax
liability of the Rayonier Group for any period in which any member of the Rayonier Group joins in ITT's Consolidated Return shall be adjusted when payments are made, or refunds are received, as a result of an adjustment by the Internal Revenue Service with respect to the taxable income, loss or deduction or tax credits of the Rayonier Group. Rayonier agrees to pay to ITT any additional amounts (including penalties and additions to tax) on account of increases in the Federal income tax of the Rayonier Group resulting from any such adjustment, and ITT will pay to Rayonier any refunds to which the Rayonier Group (or any member thereof) may be entitled, in each case, together with any interest relating thereto at the Federal statutory rate used by the Internal Revenue Service in computing the interest payable by or to it.

             (b) Amounts due to ITT by Rayonier under this paragraph shall be paid within 30 days of the receipt from ITT of written request therefor provided that prior to such request there has been a payment by ITT of Federal income tax pursuant to an adjustment as described in subparagraph (a); and any amounts due by ITT to Rayonier as a result of the receipt of a refund shall be paid within 30 days after such receipt. After expiration of either 30 day period any amounts unpaid shall bear interest computed from the date of receipt of a request at the Federal statutory rate as described in this paragraph.

        6. (a) In the event that Rayonier, any Rayonier Subsidiary or the Rayonier Group, in any consolidated income tax return filed for periods after the Closing Date, incurs a Net Operating Loss ("NOL") for tax purposes, that NOL will not be carried back to any ITT Group tax return without the specific consent of ITT. ITT need consent only if the carryback of such NOL to an ITT Group return will cause no detriment to ITT's tax position.

             (b) For purposes of this Agreement, the term "tax credits" shall include, but shall not be limited to, the rehabilitation tax credit, foreign tax credit, research tax credit, WIN tax credit, targeted jobs tax credit, and the alternative minimum tax credit. ITT will reimburse Rayonier for carrybacks of Rayonier Group NOLs or tax credits into any ITT Group return only to the extent that such carrybacks reduce the ITT Group's tax burden after taking into account all other tax credits and carrybacks available to the ITT Group. In the event that ITT pays an amount to Rayonier for an NOL or tax credit carryback and the benefit of such NOL or tax credit carryback is subsequently modified (whether as the result of an Internal Revenue Service or foreign tax authority's adjustment, a carryback from a subsequent year or for any other reason), the amount previously paid shall be appropriately increased or decreased as the case may be with interest, penalties and additions to tax as provided in paragraph 5(a).

             (c) Under the ITT Group's intercompany tax settlement rules applicable to years in which ITT incurred Alternative Minimum Tax ("AMT"), a portion of the ITT Group's AMT may have been charged to and paid by Rayonier ("Rayonier AMT"). Some portion of the Rayonier AMT may not yet have been reimbursed by ITT to Rayonier after

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT


the tax settlements contemplated in paragraphs 4(a) and (b). After filing the Consolidated Return which includes the Short Year, the ITT Group may have an AMT credit carryforward, a portion of which may be allocated to Rayonier ("Rayonier AMTC C/F"). If the Rayonier AMTC C/F exceeds the unreimbursed Rayonier AMT, Rayonier will reimburse ITT for such excess when Rayonier realizes a tax benefit in respect of the Rayonier AMTC C/F in any Rayonier Group tax return. If the unreimbursed Rayonier AMT exceeds the Rayonier AMTC C/F, ITT will reimburse Rayonier for such excess when the ITT Group realizes a tax benefit in respect of the Rayonier AMTC C/F in any tax return. In either case, the determination of the extent to which such excess produces a benefit in any year shall be made as if such excess were the last item to be considered in computing the ITT Group or the Rayonier Group tax liability.

             (d) Amounts equal to allowable research credits attributable to the Rayonier Group's activities as a part of the ITT Group will be paid to Rayonier by ITT. However, if no credit is allowed to the ITT Group, ITT will make no payment to Rayonier. If a portion of the total credit claimed on an ITT Group return is not allowed by the Internal Revenue Service, only a pro rata amount (based upon that year's expenditures as finally allowed) will be paid to Rayonier by ITT.

        7.   (a)   Rayonier and the Rayonier Subsidiaries file income and
franchise tax returns in those states of the United States and in certain local jurisdictions in which they carry on their business. In several states, Rayonier and the Rayonier Subsidiaries file consolidated state tax returns with ITT and certain ITT Subsidiaries. If any state or local income or franchise tax audit adjustment attributable to Rayonier or a Rayonier Subsidiary increases or decreases such consolidated tax liability for a taxable period ending on or before the Closing Date, an amount in respect of that adjustment shall be paid as provided in paragraph 7(c).

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT




             (b) Tax liabilities incurred and refunds received by Rayonier or a Rayonier Subsidiary (other than those relating to Federal, state and local income or franchise taxes) for all foreign taxes and all taxes not measured by income, including, but not limited to, ad valorem, capital stock, sales, use, real and property, special assessment, franchise, automobile registration, employment, earnings, duty and import taxes (plus interest) shall be for the account of Rayonier.

             (c) ITT will reimburse Rayonier and Rayonier will reimburse ITT, as the case may be, for any payment by Rayonier or ITT, respectively, to a state or local tax authority determined to be for the account of ITT or Rayonier, respectively. The rules of paragraph 5(b) will apply to amounts either party must pay.

        8.   (a)   (i) Any income tax deficiencies or refund claims which arise with respect to the tax liability of the ITT Group are attributable to Rayonier, a Rayonier Subsidiary or the Rayonier Group and are severable from issues not involving Rayonier, a Rayonier Subsidiary or the Rayonier Group may, at the option of Rayonier, be defended or prosecuted by Rayonier at its own cost and expense and with counsel and accountants of its own selection. ITT may participate in any such prosecution or defense at its own cost and expense (in either event such cost or expense not to include the amount of any payment of any tax claim, interest or penalties, or of any compromise settlement or other disposition thereof). Rayonier shall, if it exercises its option, have control of the proceedings, but Rayonier shall not compromise or settle any deficiency of tax or refund claim of the ITT Group without the prior written consent of ITT, which will not be unreasonably withheld. If Rayonier exercises its option, Rayonier shall keep ITT reasonably informed of matters relating to such defense or prosecution. (ii) Any income tax deficiencies or refund claims which arise with respect to the tax liability of Rayonier, a

                                                                       EXHIBIT C
                                                       TO DISTRIBUTION AGREEMENT


Rayonier Subsidiary or the Rayonier Group and which are attributable to ITT or the ITT Group (or any member thereof) may, at the option of ITT, be defended or prosecuted by ITT at its own cost and expense and with counsel and accountants of its own selection. Rayonier may participate in any such prosecution or defense at its own cost and expense (in either event such cost or expense not to include the amount of any payment of any tax claim, interest or penalties, or of any compromise settlement or other disposition thereof that is for the account of ITT under this Agreement) to the extent such defense or prosecution is severable from issues not involving Rayonier, a Rayonier Subsidiary or the Rayonier Group. ITT shall, if it exercises its option, have control of the proceedings, but ITT shall not compromise or settle any deficiency of tax or refund claim of Rayonier, a Rayonier Subsidiary or the Rayonier Group without the prior written consent of Rayonier, which will not be unreasonably withheld. If ITT exercises its option, ITT shall keep Rayonier reasonably informed of matters relating to such defense or prosecution. (iii) ITT and Rayonier agree to cooperate in all reasonable respects with respect to tax deficiencies or refund claims described in Section 8(a)(i) or (ii), which cooperation shall include executing and filing such waivers, consents, other Treasury Department forms, state tax authority forms, court petitions, refund claims, complaints, powers of attorney and other documents needed from time to time in order to defend, prosecute or resolve any such asserted income tax deficiencies or refund claims.

             (b) All computations or recomputations of Federal or state and local income and franchise tax liability, and all computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the tax liability, any loss or credit or deduction, Federal statutory tax rate change for a year, interest, penalties, and adjustments) and all determinations of the amount of payments or repayments, or determinations of any other nature required to be made pursuant to this Agreement are subject to review by Arthur Andersen & Co. If any disagreement remains

                                                                    EXHIBIT C
                                                    TO DISTRIBUTION AGREEMENT



after any Arthur Andersen & Co. review, that disagreement will be resolved as provided by the Distribution Agreement entered into between ITT and Rayonier in connection with the distribution of Rayonier stock.

        9.   (a)   In computing any Rayonier payment to ITT under paragraphs 4,
5 and 7, Rayonier, the Rayonier Group and the Rayonier Subsidiaries will determine their tax liability as if their tax benefit transfer leases were not in effect.

             (b) Rayonier agrees to maintain, and shall cause each Rayonier subsidiary to maintain, accurate records identifying each asset it owns subject to a tax benefit transfer lease. Rayonier will indemnify ITT if ITT is required to make any termination payments to any lessor with respect to such a lease.

        10. The provisions of this Agreement shall survive the Closing Date and remain in full force until all periods of limitations, including any extensions or waiver periods, for all of ITT's taxable periods prior to or including the Closing Date have expired. At that time all payments required under this Agreement shall become immediately due.

        11. In the event that the Distribution is ultimately held to be a taxable transaction, ITT will bear the entire tax liability on any gain recognized to it. ITT will not require Rayonier to bear the cost of additional taxes paid by ITT shareholders receiving Rayonier stock in the Distribution, except as provided below. If Rayonier or any Rayonier Subsidiary takes any action which materially contributes to a final determination that the Distribution is a taxable event, Rayonier will indemnify ITT for its tax liability and for any resulting payments ITT makes to its shareholders that received Rayonier stock in the Distribution, whether or not ITT is legally obligated to make such payments (it being

                                                                   EXHIBIT C
                                                   TO DISTRIBUTION AGREEMENT



understood that, although ITT may not be obligated to make such payments to shareholders, ITT may choose to do so in settlement of an actual or threatened claim).

        12. Any notices, payments or other communications required by this Agreement shall be made as provided in the Distribution Agreement; however, copies of such shall, for both ITT and Rayonier, be sent to the attention of the Director of Taxes.

        13. ITT shall indemnify Rayonier for any Federal or state income or franchise taxes for any taxable period (or portion of a taxable period) ending before or including the Closing Date for which the Rayonier Group or any Rayonier Subsidiary may be liable solely as a result of the operation of Treasury Regulation Sections 1.1502-6 and 1.1502-77 or any state counterpart statute or regulation.

        14. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state, and shall be binding on the successors and assignees of the parties hereto.

        15. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written tax sharing or tax allocation agreements, memoranda, negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by both of the parties hereto.

        16. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                    ITT Corporation


                    BY /s/ Richard T. Irwin
                      ---------------------------------
                        Vice President


                    ITT Rayonier Incorporated



                    BY  /s/ Gerald J. Pollack
                      ---------------------------------
                        Senior Vice President
                        and Chief Financial Officer

                                                                   EXHIBIT 10.04

                                                                EXHIBIT D
                                                       TO DISTRIBUTION AGREEMENT


                       CANADIAN ASSETS PURCHASE AGREEMENT

    THIS ASSETS PURCHASE AGREEMENT made as of February 11, 1994 by and between ITT Industries of Canada Ltd., a federal corporation incorporated under the laws of Canada (the "Seller"), and Rayonier Canada Limited, a federal corporation incorporated under the laws of Canada (the "Purchaser").

                              W I T N E S S E T H:

    WHEREAS, the Seller owns the Purchased Assets (as hereinafter defined);

    WHEREAS, the parties hereto desire that the Seller sell the Purchased Assets to the Purchaser, and that the Purchaser purchase the Purchased Assets from the Seller;

    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.    Definitions.

    Whenever used in this Agreement the following terms shall have the following respective meanings:

    "Adjusted Net Worth" has the meaning ascribed thereto in Section 2.1(b);

    "Associate" means with respect to any entity any other entity directly or indirectly controlling, controlled by or under common control with such specified entity. For purposes of this definition control means ownership of more than 50% of the shares having power to elect directors or persons performing a similar function;

    "Assumed Liabilities" means the liabilities of the Seller set forth in Exhibit A;

    "Benefit Plans" means plans, contracts, agreements, practices, policies or arrangements, whether oral or written, providing for any bonuses, deferred compensation, pension, retirement benefits, excess benefits, profit sharing, stock bonuses, stock options, stock purchases, life, accident and health insurance, hospitalization, savings, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service awards, company car, scholarship, relocation, or any other employee or executive benefits;

    "Business" means the business of the Seller relating to the growing, purchase and sale of timber;

    "Closing" has the meaning ascribed thereto in Section 2.2;

    "Closing Balance Sheet" has the meaning ascribed thereto in Section 2.4(a)(ii);

    "Closing Date" has the meaning ascribed thereto in Section 2.2;

    "Closing Payment" has the meaning ascribed thereto in Section 2.3(b);

    "Contracts" means contracts, agreements, plans, leases, licenses and franchises;

    "Controlled Real Property" means Real Property and Improvements owned, leased or controlled on or prior to the Closing Date by the Seller in respect of the Business or any predecessor thereof and the Quebec Real Property;

    "Distribution Agreement" means the agreement of that name dated as of February 11, 1994 by and between ITT Corporation ("ITT") and ITT Rayonier Incorporated ("Rayonier") providing for the principal corporate transactions required to effect the distribution of all the outstanding common shares of Rayonier to the holders of shares of common stock and cumulative preferred stock $2.25 convertible series N of ITT;

    "Distribution Date" shall have the same meaning as in the Distribution Agreement;

    "Environmental Laws" means Laws relating to, and common law causes of action, such as trespass and nuisance, based on, (i) emission, discharge, release or threatened release of Hazardous Substances, into the environment (including, without limitation, the air, surface water, ground water, land or subsurface strata) or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances;

    "Excluded Assets" means the assets set forth in Exhibit B;

    "Hazardous Substances" means pollutants, contaminants or hazardous or toxic substances, materials or wastes including, but not limited to, those defined in the Waste Management Act, S.B.C. Chapter 41, as amended or replaced, petroleum, including crude oil or any fraction thereof and those substances regulated under any applicable Law due to their known or suspected ability to cause harm to human health or the environment;

    "Improvements" means buildings and other improvements;

    "Indemnifying Party" means an indemnitor under this Agreement;

    "Indemnitee" means a Purchaser Indemnitee or a Seller Indemnitee;

    "Laws" means laws, ordinances, codes, standards, administrative rulings or regulations of any federal, provincial, state or local governmental authority;

    "Losses" has the meaning ascribed thereto in Section 4.2;

    "Purchase Price" has the meaning ascribed thereto in Section 2.1(b);

    "Purchased Assets" means: (i) all the assets of the Seller used or held for use primarily or exclusively in the Business, other than Excluded Assets, including but not limited to the following:

              (a)  Land and land improvements;

              (b)  Buildings and other improvements;

              (c)  Machinery and equipment;

              (d)  Furniture and fixtures;

              (e) Inventories of finished goods, raw material and work in process;

              (f)  Accounts receivable;

              (g)  Prepaid expenses;

              (h)  Contracts, including leases;

              (i)  Customer lists and business records;

              (j)  goodwill; and,

    (ii)  the Quebec Real Property;

    "Purchaser" has the meaning ascribed thereto on page 1 of this Agreement;

    "Purchaser Indemnitee" has the meaning ascribed thereto in Section 4.1;

    "Quebec Real Property" means the Real Property identified on Exhibit C;

    "Real Property" means real property and interests in real property;

    "Reference Balance Sheet" means the three column balance sheet attached hereto as Exhibit D showing for illustrative purposes in the second column thereof the adjustments which should have been made to determine Adjusted Net Worth if the Closing had taken place on the date of such balance sheet;

    "Seller" has the meaning ascribed thereto on page 1 of this Agreement;

    "Seller Indemnitee" has the meaning ascribed thereto in Section 4.1.

ARTICLE II.   Purchase and Sale

    2.1. Terms of Purchase and Sale.

         Subject to the terms and conditions of this Agreement at the Closing:

         (a) The Seller shall sell, assign and transfer the Purchased Assets to the Purchaser and the Purchaser shall purchase the Purchased Assets from the Seller.

         (b) In consideration for the Purchased Assets, the Purchaser shall pay to the Seller a purchase price (the "Purchase

Price") equal to the Adjusted Net Worth as of the Closing Date, as determined pursuant to Section 2.4. The term "Adjusted Net Worth" shall mean the book value as of the close of business on the Closing Date of the Purchased Assets less the Assumed Liabilities determined in accordance with Canadian generally accepted accounting principles.

         (c) The Purchaser shall assume and agree to pay, perform and discharge when due the assumed Liabilities.

    2.2. The Closing. Consummation of the sale and purchase of the Business (the "Closing") shall take place on the Distribution Date at the offices of ITT Corporation, 1330 Avenue of the Americas, New York, NY 10019. The date of Closing is herein called the "Closing Date."

    2.3. Closing Deliveries.  At the Closing:

         (a) The Seller shall deliver to the Purchaser the documents referred to in Section 2.8 and shall deliver to the Purchaser possession of the Purchased Assets;

         (b) The Purchaser shall deliver to the Seller CDN $3,668,529 (the "Closing Payment") by wire transfer in immediately available funds; and

         (c) The Seller and the Purchaser each shall deliver such other documents as may be reasonably requested by the other.

    2.4. Determination of Adjusted Net Worth.

    Adjusted Net Worth shall be determined following the Closing Date as follows:

         (a) As soon as practicable after the Closing Date the Seller shall deliver to the Purchaser an adjusted balance sheet

(the "Closing Balance Sheet") which shall be presented in the same three-column format as the Reference Balance Sheet and shall present:

         (i) in column 1 a balance sheet of the assets and liabilities of the Business as of the Closing Date,

         (ii) in column 2 the assets in column 1 which are not Purchased Assets and the liabilities in column 1 which are not Assumed Liabilities, and

         (iii) in column 3 the Adjusted Net Worth.

Columns 1 and 3 of the Closing Balance Sheet shall present fairly in all material respects the assets and liabilities of the Business and the Adjusted Net Worth, respectively, as of the Closing Date in conformity with Canadian
generally accepted accounting principles.   The Purchaser shall cooperate fully
with the Seller in the preparation of the Closing Balance Sheet. Further, during such period employees of the Purchaser shall be entitled to access to the Seller's work papers prepared in connection with the Closing Balance Sheet and shall be entitled to review and discuss such work papers with the Seller.

         (b) The Purchaser may dispute the Adjusted Net Worth as shown on the Closing Balance Sheet by notifying the Seller in writing within 30 days after receipt of the Closing Balance Sheet. If the Purchaser does not so notify the Seller within such period, the Adjusted Net Worth as shown on the Closing Balance Sheet shall be final, binding and conclusive on the parties. If the Purchaser does so notify the Seller, the

Purchaser and the Seller shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties.

         (c) If the Purchaser and the Seller are unable to reach a resolution with respect to all of the items specified in the notice referred to in Section 2.4(b) within 20 days after the date of receipt by the Seller of such notice, then either party may submit the items remaining in dispute for resolution to Arthur Andersen or to such other accounting firm of national recognition mutually acceptable to the Purchaser and the Seller (the "Independent Accounting Firm"), which shall, within 20 days after such submission or such longer period as the Independent Accounting Firm may require, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such determination shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be borne half by the Purchaser and half by the Seller.

    2.5. Settlement of Purchase Price.

         If the Adjusted Net Worth as finally determined pursuant to Sections
2.4 (b) or (c) results in a Purchase Price which exceeds the Closing Payment, the Purchaser shall, within five business days after such final determination, pay such excess to the Seller. If the Adjusted Net Worth as finally determined pursuant to Sections 2.4 (b) or (c) results in a Purchase price which is less than the Closing Payment, the Seller shall, within five business days after such final determination, pay such difference to the Purchaser. The party making such payment shall pay interest thereon to the other party for the period from the Closing Date to the date of payment at the annual rate announced from time to time by Royal Bank of Canada, Toronto, Ontario, as the base rate charged by it for loans to prime commercial customers. Payment of such excess (or difference) and interest thereon shall be made by wire transfer in immediately available funds.

    2.6. Assignment and Assumption.

         Except as otherwise provided in Article III hereof (relating to employees and employee benefits), the Contracts which are Purchased Assets shall be assigned to the Purchaser at the Closing. Nothing in this Agreement shall be construed as an attempt to assign any Contract which by its terms or by law is not assignable without the consent of the other party or parties thereto, unless such consent shall have been given. If any required consent is not obtained, the Seller will cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser the benefits under any such Contract.

    2.7. No Representations or Warranties. Each of the parties hereto understands and agrees that no party hereto is in this Agreement or in any other document contemplated by this Agreement or otherwise making any representation or warranty whatsoever including, without limitation, as to title, value or legal sufficiency.

    2.8. Instruments of Conveyance. In order to effectuate the sale, conveyance, transfers and assignments contemplated by Sections 2.1 and 2.6 hereof, the Seller will execute and deliver at the Closing all such deeds, bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest in or to confirm in the Purchaser such title to all of the Purchased Assets as the Seller has.


ARTICLE III.  Employees and Employee Benefits

    3.1. Employees and Employee Benefit Definitions.

         "Effective Date" means the day next following the Closing Date;

         "Effective Time" shall mean 12:01 a.m. Vancouver, B.C. time of the Effective Date;

         "Employment Payments" has the meaning ascribed thereto in Section
3.3(b);

         "Employees" means all persons employed or engaged by Seller in connection with the Business on the Closing Date including without limitation those persons who are absent from work on account of disability, illness or injury, but specifically excluding from the meaning thereof Former Employees as defined below;

         "Former Employees" means all persons (a) who were not employed by Seller on the Closing Date but who were formerly employed by Seller in connection with the Business and (b) whose service with Seller ceased prior to the Closing Date as a result of retirement or other termination of employment.

         "Transferred Employees" means all the Employees who become employees of Purchaser effective as of the Effective Time;

         "Vacation Pay" has the meaning ascribed thereto in Section 3.3(c).

    3.2. Employment and Employee Benefits.

    (a) Purchaser shall on or prior to the Closing Date and effective as of the Effective Time offer to employ each and all of the Employees on substantially equivalent terms and conditions of employment, including, without limitation, compensation, working conditions and employee benefits, as applied to such Employees on the Closing Date.

    (b) Except to the extent provided otherwise in Section 3.3., Purchaser shall not adopt any of the employee plans, benefits, policies, agreements or arrangements of Seller covering the Employees or assume any liabilities arising thereunder.

    (c) Purchaser shall not assume any obligations for any benefits payable or any other liabilities with respect to Former Employees and their dependents.

    (d) Nothing in this Agreement shall require Purchaser to retain any Transferred Employee for any period of time after the Closing Date and, subject to Sections 3.3. and 3.5., and requirements of applicable law, Purchaser reserves the right, at any time after the Closing Date, to terminate such employment and amend, modify or terminate any term and condition of employment including, without limitation, any employee benefit plan, program, policy, practice or arrangement or the compensation of any of the Employees.

    3.3  Purchaser Liability - Transferred Employees.

    (a) In the event any Transferred Employee's employment with the Purchaser is terminated after the Closing Date, the Purchaser shall pay and provide notice and severance pay benefits calculated and determined as required by applicable employment laws;

    (b)  Purchaser shall bear and discharge any and all liability for:

         (i) wages, salaries, commission, bonuses; and

         (ii) premiums for unemployment insurance, workers Compensation, benefit plan payments and other employee benefits or claims, (collectively, the "Employment Payments"),

accrued or earned after the Effective Time by Transferred Employees.

    All other Employment Payments in respect of Transferred Employees accrued or earned prior to the Effective Time shall remain the responsibility of Seller.

    (c) Purchaser shall bear and discharge any and all liability for holiday pay and accumulated vacation with pay credits or entitlements (collectively, "Vacation Pay") accrued or earned prior to the Effective Time for Transferred Employees.

    (d) Appropriate adjustments in respect of the Employment Payments and Vacation Pay as of the Effective Time shall be made on the Closing Date.

    3.4.  Group Insurance Benefits.

    (a) Seller shall be responsible for any liability for all claims, expenses, and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of the Seller's group insurance contracts incurred prior to the Effective Time irrespective of whether any such claim is filed or submitted after the Effective Time.

    (b) The Purchaser shall be responsible for any liability for all claims, expenses and treatments, including administrative expenses related thereto, which are in fact covered and payable under the terms of the Purchaser's group insurance contracts incurred from and subsequent to the Effective Time.

    3.5. Recognition of Prior Service. Purchaser shall recognize each Transferred Employee's service with the Seller for purposes of determining:

         (i) eligibility for vacation benefits, short term disability or weekly accident and sickness benefits, and severance benefits; and

         (ii) eligibility and vesting under all other employee benefit plans and policies of Purchaser applicable to Transferred Employees.

    3.6. Retirees. Notwithstanding anything otherwise set forth above, the parties agree that the Purchaser shall assume no liability for assets, liabilities or administrative services, costs or expenses for employees of the Business who have effectively retired prior to the Closing Date.

ARTICLE IV.   Indemnification

    4.1.  Indemnification.

    (a) From and after the Closing the Purchaser agrees to indemnify the Seller, and its officers, directors, employees and agents (individually a "Seller Indemnitee" and collectively the

"Seller Indemnitees") and to hold each Seller Indemnitee harmless from and against all damages, losses and expenses (including reasonable expenses of investigation and attorneys' fees) ("Losses") caused by or arising out of any:

         (i) breach of the covenants of the Purchaser set forth in Article III;

         (ii) liability under, violation of or non-compliance with any Environmental Law (whether now existing or hereinafter enacted or adopted) resulting from acts or omissions on or prior to the Closing Date of the Seller in respect of the Business, any predecessor thereof or any predecessor in interest to the Controlled Real Property;

         (iii) liability under any Environmental Law (whether now existing or hereinafter enacted or adopted) resulting from the presence on or prior to the Closing Date of any Hazardous Substance on any Controlled Real Property;

         (iv) liability for removal, remediation, cleanup or costs of response required under any Environmental Law (whether now existing or hereinafter enacted or adopted) resulting from the manufacture, processing, use, generation, storage, transport, disposal, emission or discharge on or prior to the Closing Date of any Hazardous Substance by the Seller in respect of the Business, any predecessor thereof or any predecessor in interest to any Controlled Real Property; and,

         (v) failure of the Purchaser to discharge any Assumed Liabilities.

    (b) From and after the Closing the Seller agrees to indemnify the Purchaser and its officers, directors, employees and agents (individually a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees") and to hold each Purchaser Indemnitee harmless from and against all Losses caused by or arising out of any breach of the covenants of the Seller set forth in
Article III.

    4.2. Indemnification Procedure as to Third Party Claims.  The provisions of
Section 3.04 of the Distribution Agreement shall apply with respect to any third party claim indemnified pursuant to this Agreement.


ARTICLE V  Miscellaneous

    5.1. Books and Records. At reasonable times after the Closing (a) the Purchaser shall make available to the Seller for inspection and copying the books and records which are Purchased Assets to the extent reasonably required by the Seller for tax, financial reporting and other purposes and (b) the Seller shall make available to the Purchaser for inspection and copying any of Seller's books and records relating to the Business which are not Purchased Assets to the extent reasonably required by the Purchaser for such purposes. Neither the Seller on the one hand nor the Purchaser on the other hand will dispose of any of such books and records without first offering them to the other.

    5.2. Further Assurances and Assistance. The Seller and the Purchaser agree that after the Closing each will execute and deliver to the other any and all documents, and take such further acts, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement.

    5.3. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         if to Purchaser, to:

              Rayonier Canada Ltd.
              c/o Rayonier Inc.
              18000 International Blvd., Suite 900
              SeaTac, WA  98118-4283

              Attn:  Northeast Counsel




         with a copy to:

              Rayonier Incorporated
              1177 Summer Street
              Stamford, CT 06904

              Attn: Vice President
                    and General Counsel

         if to Seller to:

              ITT Industries of Canada, Ltd.
              Suite 1800 Royal Trust Tower
              P.O. Box 138
              Toronto-Dominion Centre
              Toronto, Ontario M5K 1H1

              Attn: General Counsel
         with a copy to

              ITT Corporation
              1330 Avenue of the Americas
              New York, New York 10019

              Attn: Senior Vice President
                    and General Counsel

    5.4. Transaction Expenses. Costs and expenses (including, without limitation, legal and accounting fees and expenses) incurred by the parties with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be paid as provided in Section 6.03 of the Distribution Agreement.

    5.5. Miscellaneous Taxes and Expenses. Any sales, use or other tax or recording cost imposed upon the transfer of the assets and business to be acquired by the Purchaser pursuant to this Agreement shall be paid by the Purchaser. All ad valorem property taxes and all rentals, water, electricity, gas, telephone and other similar and usual expenses in respect of the Business shall be apportioned as of the Closing Date to the extent not provided for on the Closing Balance Sheet.

    5.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Purchaser may assign, delegate or otherwise transfer its rights under this Agreement to an Associate of the Purchaser, provided that such assignment, delegation or transfer shall not relieve the Purchaser of its obligations hereunder.

    5.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

    5.8. Disputes. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be resolved in accordance with the provisions of
Article V of the Distribution Agreement provided, however, the provisions of
Article V of such Agreement shall not apply with respect to controversies or claims arising out of the provisions of Section 2.4 of this Agreement or breach thereof.

    5.9. Entire Agreement; Third Party Rights. This Agreement and the Schedules hereto constitute the entire understanding of the parties, supersede any prior agreements or understandings, written or oral, between the parties with respect to the subject matter thereof, and are not intended to confer upon any other person any rights or remedies.

    5.10. Amendment; Waiver. This Agreement shall not be amended or modified except by written agreement executed by each of the parties hereto. No provision hereof shall be deemed waived except in writing executed by the waiving party.

    5.11. Effect of Captions. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.

    5.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the day and year first above written.


                          ITT INDUSTRIES OF CANADA LTD.

                          BY: /s/ Robert G. Eisner
                             ---------------------------

                          RAYONIER CANADA LIMITED

                          By: /s/ Wallace L. Nutter
                             ---------------------------

                                   Exhibit A

                              Assumed Liabilities


         All liabilities of the Seller in respect of the Business other than liabilities in respect of:

           income taxes relating to the period prior to Closing

           intercompany borrowings.

                                   Exhibit B

                                Excluded Assets

         Cash, except the following:

             Petty cash

             Royal Bank of Canada Account #122-172-0 Mill Fund

             Royal Bank of Canada Account #122-163-9 Forestry Fund

             Royal Bank of Canada Account #122-165-4 Silvicultural Fund


         Insurance policies and coverages


         Any rights to the name or mark "ITT".


         Refunds for income taxes paid or relating to the period prior to Closing.

                                   Exhibit C

                              Quebec Real Property


         The follwoing lands registered in the Cadastre Renove du Canton de Babel, division d'enrigstrement de Saguenay, Ville Port Cartier:

              LOT NUMBER                               AREA (SQ. METRES)
              ----------                               -----------------
              1079-1                                         25,757
              1079-3                                         53,140
              1089-1                                         25,953
              1089-2                                            627
              1174-1                                          3,717
              1174-2                                         86,499
              1174-3                                         16,180
              2706                                              778
              2707                                           19,980
              2803                                           28,180
              2894                                            2,250
              1153                                           19,520
              1154                                           18,640

                      Exhibit D - Reference Balance Sheet

                 COMPUTATION OF RAYONIER CANADA NET BOOK VALUE
                             CLOSING BALANCE SHEET
                   AS OF DECEMBER 31, 1993 - PERIOD 13 LEDGER


                                                                                                             ADJUSTED
                                                               BALANCE               ASSETS NOT              BALANCE
                                                                AS OF                PURCHASED/                AS OF
                                                              12/31/93            LIABILITIES NOT            12/31/93
ACCOUNT DESCRIPTION                                              CD$                   ASSUMED                  CD$

REVOLVING FUND - OUTSTANDING CHECKS                         (3,571,480.45)         (3,571,480.45)                  0.00
PETTY CASH                                                         200.00                   0.00                 200.00
NOTES RECEIVABLE                                               264,677.49                   0.00             264,677.49
ACCOUNTS RECEIVABLE - TRADE                                  1,600,395.52                   0.00           1,600,395.52
ACCRUED RECEIVABLE - TRADE                                           0.00                   0.00                   0.00
ACCOUNTS RECEIVABLE - TORONTO                                  650,668.56             650,668.56                   0.00
ACCOUNTS RECEIVABLE - RAYONIER                                  29,845.76                   0.00              29,845.76
ACCRUED INTEREST RECEIVABLE                                      6,490.04                   0.00               6,490.04
SUNDRY RECEIVABLES                                             101,521.58                   0.00             101,521.58
RAW MATERIALS - LOGS                                           585,816.20                   0.00             585,816.20
FINISHED GOODS - LUMBER                                          2,783.58                   0.00               2,783.58
OTHER INVENTORIES                                              386,022.68                   0.00             386,022.68
CONTRACTOR ADVANCES                                              5,181.87                   0.00               5,181.87
STUMPAGE                                                     1,353,550.19                   0.00           1,353,550.19
OTHER SPECIAL DEPOSITS
 FUND ACCOUNTS (HELD IN TRUST)                                 441,538.92                   0.00             441,538.92
 CORRESPONDING LIABILITY                                      (441,538.92)                  0.00            (441,538.92)
 OTHER DEPOSITS                                                113,036.11                   0.00             113,036.11
ADVANCES TO EMPLOYEES                                            1,081.42                   0.00               1,081.42
PREPAID ACCOUNTS                                                97,588.26                   0.00              97,588.26
OTHER CURRENT ASSETS                                            72,351.73                   0.00              72,351.73
                                                        ------------------     ------------------     ------------------
 TOTAL CURRENT ASSETS                                        1,699,730.54          (2,920,811.89)          4,620,542.43

QUEBEC LAND                                                          0.00            (120,600.00)            120,600.00
GROSS PLANT, PROP. & EQUIP.                                    197,644.48                   0.00             197,644.48
ACCUMULATED DEPRECIATION                                       (43,950.11)                  0.00             (43,950.11)
                                                        ------------------     ------------------     ------------------
NET PLANT, PROP. & EQUIP.                                      153,694.37            (120,600.00)            274,294.37

LONG-TERM ASSETS                                               156,721.50                   0.00             156,721.50
                                                        ------------------     ------------------     ------------------

TOTAL ADJUSTED ASSETS                                        2,010,146.41          (3,041,411.89)          5,051,558.30
                                                        ==================     ==================     ==================

REVOLVING FUND - OUTSTDING CHECKS                                    0.00                   0.00                   0.00
ACCOUNTS PAYABLE - RAYONIER                                          0.00                   0.00                   0.00
ACCOUNTS PAYABLE - TORONTO                                           0.00                   0.00                   0.00
ACCOUNTS PAYABLE - TRADE                                       268,238.22                   0.00             268,238.22
ACCOUNTS PAYABLE - STUMPAGE                                     14,804.57                   0.00              14,804.57
OTHER CURRENT LIABILITIES                                    1,099,986.84                   0.00           1,099,986.84
                                                        ------------------     ------------------     ------------------
 TOTAL CURRENT LIABILITIES                                   1,383,029.63                   0.00           1,383,029.63

LONG-TERM LIABILITIES                                                0.00                   0.00                   0.00
                                                        ------------------     ------------------     ------------------

TOTAL ADJUSTED LIABILITIES                                   1,383,029.63                   0.00           1,383,029.63
                                                        ==================     ==================     ==================



NET BOOK VALUE                                                 627,116.78          (3,041,411.89)          3,668,528.67

                                   EXHIBIT E
                           TO DISTRIBUTION AGREEMENT
                            PART 1 - Issued Patents

==========================================================================================================================
Country                        Patent                    Issue                  Application                Filing
                               Number                     Date                    Number                     Date
- --------------------------------------------------------------------------------------------------------------------------
AUSTR
                                 120471                     06/12/91               84103167.7               03/22/84
                                 372412                     02/15/83                     3832               07/24/80
BELGM
                                 120471                     06/12/91               84103167.7               03/22/84
                                 820891                     04/10/75                                        10/10/74
CANAD
                                1007648                     03/29/77                   188328               12/17/73
                                1025850                     02/07/78                   179175               08/20/73
                                1037468                     08/29/78                   233677               08/18/75
                                1037469                     08/29/78                   233680               08/18/75
                                1048055                     02/06/79                   256054               06/30/76
                                1050225                     03/13/79                   211228               10/11/74
                                1050255                     03/13/79                   211110               10/09/74
                                1053878                     05/08/79                   233988               08/22/75
                                1061336                     08/28/79                   256564               07/08/76
                                1067263                     10/04/79                   211262               10/11/74
                                1069746                     01/15/80                   231546               06/15/75
                                1074027                     03/18/80                   262893               10/07/76
                                1082403                     07/29/80                   248028               03/16/76
                                1082691                     07/29/80                   272650               02/25/77
                                1082692                     07/29/80                   272651               02/25/77
                                1082693                     07/29/80                   272675               02/25/77
                                1082694                     07/29/80                   272714               02/25/77
                                1087771                     10/14/80                   311232               09/13/78
                                1087772                     10/14/80                   311233               09/13/78
                                1095673                     02/17/81                   252808               05/18/76
                                1097253                     03/10/81                   184857               08/17/77
                                1097254                     03/10/81                   284912               08/17/77
                                1101589                     05/19/81                   303967               05/24/78
                                1105365                     07/21/81                   310586               09/05/78
                                1106364                     08/04/81                   323363               03/13/79
                                1117669                     02/02/82                   320880               02/06/79
                                1119388                     03/09/82                   347068               03/05/80
                                1141758                     02/22/83                   367506               12/23/80
                                1142305                     03/08/83                   356554               07/18/80
                                1149219                     07/05/83                   389138               10/30/81
                                1153852                     09/20/83                   355377               07/03/80
                                1162819                     02/28/84                   389140               10/30/81
                                1184904                     04/02/85                   418999               01/06/83
                                1208631                     07/29/86                   449964               03/20/84
                                1283406                     04/23/91                   556888               01/20/88
FINLN
                                  68529                     10/10/85                   812964               09/23/81
                                  69311                     01/10/86                   830038               01/06/83
                                  69549                     03/10/86                   812965               09/23/81
                                  74309                     01/11/88                   811968               06/23/81
                                  79725                     02/12/90                   841220               03/27/84
FRANC
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
                                7902456                     10/15/84                  7902456               01/31/79

                                   EXHIBIT E
                            PART 1 - Issued Patents

==========================================================================================================================
Country                        Patent                    Issue                  Application                Filing
                               Number                     Date                    Number                     Date
- --------------------------------------------------------------------------------------------------------------------------
                                8016008                     03/09/87                  8016008               07/21/80
                                8026894                     04/07/86                  8026894               12/18/80
GERWE
                                3027033                     10/11/90                  3027033               07/16/80
                                3047351                     01/03/91                  3017351               12/16/80
                                3164599                     07/04/84                  3164599               10/24/81
                              3484688.3                     06/12/91            P 34 84 688.3               03/22/84
HOLLN
                                                                                      8102857               06/15/81
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
                                 188810                     09/08/92                  8004199               07/22/80
ITALY
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
                                1193545                     07/08/88                23633A/80               07/23/80
                                1194822                     09/28/88                    26850               12/22/80
JAPAN
                                1306435                     03/13/86                   102302               07/25/80
                                1339238                     09/29/86                   189393               12/26/80
                                1339252                     09/29/86                   173161               10/30/81
                                1495456                     05/16/89                    56022               03/13/86
                                1506557                     07/13/89                   173162               10/30/81
                                1587435                     11/19/90                    40287               02/28/85
LIECH
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
LUXMB
                                 120471                     06/12/91               84103167.7               03/22/84
MEXIC
                                   7152                     11/13/87                     9723               10/26/81
                                   7287                     04/14/88                     9724               10/26/81
                                 161160                     08/09/90                   200247               02/06/84
                                 162684                     06/17/91                   187926               06/22/81
NORWA
                                 153343                     02/26/86                   811900               06/04/81
                                 158810                     11/02/88                   813664               10/29/81
                                 165932                     05/02/91                   840717               02/24/84
SPAIN
                                 503323                     02/15/82                   503323               06/23/81
                                 506718                     04/21/92                   506718               10/30/81
SWEDN
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
SWITZ
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84
                                 648071                     02/28/85                     3923               06/15/81
TAIWN
                                  21588                     03/27/85                 73100320               01/27/84
UNIKN
                                  51230                     07/04/84               81108847.5               10/24/81
                                 120471                     06/12/91               84103167.7               03/22/84

                                   EXHIBIT E
                            PART 1 - Issued Patents

============================================================================================================================
Country                        Patent                    Issue                  Application                Filing
                               Number                     Date                    Number                     Date
- ----------------------------------------------------------------------------------------------------------------------------
                                2013646                     07/12/82                  7903226               01/30/79
                                2055107                     04/13/83                  8023958               07/22/80
                                2066145                     05/25/83                  8040179               12/16/80
USA
                                4018681                     04/19/77                   631370               11/12/75
                                4022631                     05/10/77                   578934               05/19/75
                                4044090                     08/23/88                   594325               07/09/75
                                4056675                     11/01/77                   662132               02/27/76
                                4064166                     12/20/77                   673614               04/05/76
                                4073660                     02/14/78                   715223               08/18/76
                                4076932                     02/28/78                   662137               02/27/76
                                4076933                     02/28/78                   662138               02/27/76
                                4082617                     04/04/78                   715422               08/18/76
                                4086418                     04/25/78                   662134               02/27/76
                                4118350                     10/03/78                   833077               09/14/77
                                4120836                     10/17/78                   833076               09/14/77
                                4123398                     10/31/78                   800186               05/25/77
                                4131705                     12/26/78                   830471               09/06/77
                                4155804                     05/22/79                   559174               03/17/75
                                4162359                     07/24/79                   886285               03/13/78
                                4248842                     02/03/81                    17388               03/05/79
                                4295929                     10/20/81                   131813               03/19/80
                                4302252                     11/24/81                   145333               04/30/80
                                4341807                     07/17/82                   202741               10/31/80
                                4374027                     02/15/83                    14853               02/26/79
                                4374702                     02/22/83                   313726               10/22/81
                                4378381                     03/29/83                   202740               10/31/80
                                4399275                     08/16/83                   337447               01/06/82
                                4402899                     09/06/83                   283069               07/13/81
                                4452721                     06/05/84                   441689               11/15/82
                                4452722                     06/05/84                   441628               11/15/82
                                4464287                     08/07/84                   441550               11/15/82
                                4481076                     11/06/84                   479555               03/28/83
                                4481077                     11/06/84                   479556               03/28/83
                                4483743                     11/20/84                   434724               10/18/82
                                4487634                     12/11/84                   441684               11/15/82
                                4500546                     02/19/85                   441686               11/15/82
                                4551305                     11/05/85                   544384               10/21/83
                                4728727                     03/01/88                   007772               01/28/87
                                5169931                     12/08/92                   704448               05/23/91
- ---------------------------------------------------------------------------------------------------------------------------

                                        EXHIBIT E
                              PART 2 - Pending Applications

                          =====================================
                          Country      Application       Filing
                                         Number           Date
                          -------------------------------------
                          JAPAN
                                         4-150001      05/19/92

                          NORWA
                                          P921878      05/12/92

                          USA           07/942507      09/09/92
                                        07/963853      10/20/92
                                        07/960483      10/09/92
                                        08/007741      01/22/93
                                        08/164624      12/08/93

                          =====================================